Exhibit 4.16

Dated 14 March 2014

US$39,000,000

TERM LOAN FACILITY

STAR SIRIUS LLC and
STAR VEGA LLC
as joint and several Borrowers

and

STAR BULK CARRIERS CORP.
as Parent Guarantor

and

DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESCHAFT
as Arranger

and

DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESCHAFT
as Facility Agent

and

DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESCHAFT
as Security Agent

FACILITY AGREEMENT

relating to
the refinancing of m.v.'s "STAR SIRIUS" and "STAR VEGA"

Watson, Farley & Williams

index

Clause		Page

Section 1 Interpretation		2
1	Definitions and Interpretation	2
Section 2 The Facility		22
2	The Facility	22
3	Purpose	22
4	Conditions of Utilisation	22
Section 3 Utilisation		24
5	Utilisation	24
Section 4 Repayment, Prepayment and Cancellation		25
6	Repayment	25
7	Repayment and Cancellation	25
Section 5 Costs of Utilisation		29
8	Interest	29
9	Interest Periods	32
10	Changes to the Calculation of Interest	32
11	Fees	34
Section 6 Additional Payment Obligations		35
12	Tax Gross Up and Indemnities	35
13	Increased Costs	39
14	Other Indemnities	41
15	Mitigation by the Finance Parties	43
16	Costs and Expenses	43
Section 7 Guarantees and Joint and Several Liability of Borrowers		45
17	Guarantee and Indemnity — Parent Guarantor	45
18	Joint and Several Liability of the Borrowers	47
Section 8 Representations, Undertakings and Events of Default		50
19	Representations	50
20	Information Undertakings	56
21	Financial Covenants	59
22	General Undertakings	62
23	Insurance Undertakings	67
24	General Ship Undertakings	72
25	Security Cover	77
26	Application of Earnings	79
27	Events of Default	79
Section 9 Changes to Parties		84
28	Changes to the Lenders	84
29	Changes to the Obligors	88
Section 10 The Finance Parties		89
30	The Facility Agent and the Arranger	89
31	The Security Agent	95
32	Conduct of Business by the Finance Parties	106
33	Sharing Among the Finance Parties	106
Section 11 Administration		108
34	Payment Mechanics	108
35	Set-Off	111
36	Notices	111
37	Calculations and Certificates	113
38	Partial Invalidity	113
39	Remedies and Waivers	113
40	Settlement or Discharge Conditional	113
41	Irrevocable Payment	114
42	Amendments and Waivers	114

43	Confidentiality	116
44	Counterparts	119
Section 12 Governing Law and Enforcement		120
45	Governing Law	120
46	Enforcement	120
Schedule 1 The Parties		121
Schedule 2 Conditions Precedent		124
Schedule 3 Requests		128
Schedule 4 Form of Transfer Certificate		130
Schedule 5 Form of Assignment Agreement		132
Schedule 6 Form of Compliance Certificate		135
Schedule 7 Details of the Ships		136
Schedule 8 Timetables		137
Execution Pages		138

THIS AGREEMENT is made on 14 March 2014

PARTIES

(1)
STAR SIRIUS LLC, a limited liability company duly formed and existing in The Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH 96960, The Marshall Islands as a borrower ("Borrower A")

(2)
STAR VEGA LLC, a limited liability company duly formed and existing in The Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH 96960, The Marshall Islands as a borrower ("Borrower B")

(3)
STAR BULK CARRIERS CORP., a corporation duly incorporated and existing in The Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH 96960, The Marshall Islands as a borrower (the "Parent Guarantor")

(4)	DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESCHAFT as arranger (the "Arranger")

(5)	THE FINANCIAL INSTITUTIONS listed in Part B of Schedule 1 (The Parties) as lenders (the "Original Lenders")

(6)	DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESCHAFT as agent of the other Finance Parties (the "Facility Agent")

(7)	DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESCHAFT as security agent for the Secured Parties (the "Security Agent")

BACKGROUND

The Original Lenders have agreed to make available to the Borrowers a facility of up to US$39,000,000 in two Tranches, each to be made available for the purpose of:

(A)
in the case of Tranche A, refinancing the acquisition of Ship A by way of a loan in a principal amount not exceeding the lesser of (I) $19,500,000 and (ii) 65 per cent. of the Initial Market Value of that Ship; and

(B)
in the case of Tranche B, refinancing the acquisition of Ship B by way of a loan in a principal amount not exceeding the lesser of (i) $19,500,000 and (ii) 65 per cent. of the Initial Market Value of that Ship.

OPERATIVE PROVISIONS

SECTION 1

INTERPRETATION

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

"Accounts" means the Earnings Accounts and the Minimum Liquidity Accounts.

"Account Security" means a document creating Security over any Account in agreed form.

"Advance" means a borrowing of all or part of a Tranche under this Agreement.

"Affected Lender" has the meaning given to it in Clause 10.2 (Market disruption).

"Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

"Approved Broker" means any firm or firms of insurance brokers approved in writing by the Facility Agent, acting with the authorisation of the Majority Lenders, such authorisation not to be unreasonably withheld.

"Approved Charter" means:

(a)
in relation to Ship A, a time charterparty dated 7 March 2014 entered into between Borrower A and the Approved Charterer the duration of which is minimum 28 months and maximum 32.5 months and for net daily hire rate of $14,812; and

(b)
in relation to Ship B, a time charterparty dated 13 February 2014 entered into between Borrower B and the Approved Charterer the duration of which is minimum 28 months and maximum 32.5 months and for net daily hire rate of $14,812.

"Approved Charterer" means Glocal Maritime Ltd. a corporation incorporated in Hong Kong whose registered office is at Unit A, 21F, One Capital Place 18 Luand Road, Wanchai, Hong Kong.

"Approved Classification" means, in relation to a Ship, as at the date of this Agreement, the classification in relation to that Ship specified in Schedule 7 (Details of the Ships) with the classification in relation to that Ship specified in Schedule 7 (Details of the Ships) or the equivalent classification with another Approved Classification Society.

"Approved Classification Society" means, in relation to a Ship, as at the date of this Agreement, the classification society in relation to that Ship specified in Schedule 7 (Details of the Ships) or any other classification society approved in writing by the Facility Agent acting with the authorisation of all the Lenders, such authorisation not to be unreasonably withheld.

"Approved Commercial Manager" means, in relation to a Ship, as at the date of this Agreement, the manager specified as the approved commercial manager in relation to that Ship in Schedule 7 (Details of the Ships) or any other person approved in writing by the Facility Agent acting with the authorisation of all the Lenders, such authorisation not to be unreasonably withheld, as the commercial manager of that Ship.

"Approved Flag" means, in relation to a Ship, as at the date of this Agreement, the flag in relation to that Ship specified in Schedule 7 (Details of the Ships) or such other flag approved in writing by the Facility Agent acting with the authorisation of all the Lenders, such authorisation not to be unreasonably withheld.

"Approved Flag State" means, in relation to a Ship, the jurisdiction relative to the Approved Flag of that Ship;

"Approved Manager" means, in relation to a Ship, the Approved Commercial Manager or the Approved Technical Manager of that Ship (and, where the context so permits, means both of the Approved Commercial Manager and the Approved Technical Manager).

"Approved Technical Manager" means, in relation to a Ship, as at the date of this Agreement, the manager specified as the approved technical manager in relation to that Ship in Schedule 7 (Details of the Ships) or any other person approved in writing by the Facility Agent acting with the authorisation of all the Lenders, such authorisation not to be unreasonably withheld, as the technical manager of that Ship.

"Approved Valuer" means H. Clarkson & Company Limited, Fearnelys AS, AS, Arrow Valuations Ltd United Kingdom, Maersk Broker AS, SSY Valuation Services Ltd., RS Platou Shipbrokers AS, Maritime Strategies International Ltd, ICAP Shipping International Limited and any other firm or firms of independent sale and purchase shipbrokers mutually agreed between the Facility Agent, acting with the authorisation of the Majority Lenders and the Borrowers.

"Assignable Charter" means, in relation to a Ship, any time charterparty (including, without limitation, either Approved Charter), consecutive voyage charter or contract of affreightment in respect of such Ship of a duration (or capable of exceeding a duration) of 12 months or more and any guarantee of such charter or any bareboat charter in respect of that Ship and any guarantee of such bareboat charter, be entered into by the Borrower which is the owner thereof and a charterer or, as the context may require, bareboat charter in accordance with Clauses 25.14 and 25.17.

"Assignment Agreement" means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

"Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, legalisation or registration.

"Availability Period" means the period from and including the date of this Agreement to and including 31 May 2014.

"Available Commitment" means a Lender's Commitment minus:

(a)	the amount of its participation in the outstanding Loan; and

(b)	in relation to any proposed Utilisation, the amount of its participation in any Advance that is due to be made on or before the proposed Utilisation Date.

"Available Facility" means the aggregate for the time being of each Lender's Available Commitment.

"Balloon Instalment" has the meaning given in Clause 6.1 (Repayment of Loan).

"Borrower" means Borrower A or Borrower B.

"Break Costs" means the amount (if any) by which:

(a)
the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in the Loan or Unpaid Sum to the last day of the current Interest Period in relation to the Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds

(b)
the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in Athens, Piraeus, Hamburg, Frankfurt, London and New York.

"Charged Property" means all of the assets which from time to time are, or are expressed to be, the subject of the Transaction Security.

"Charter" means, in relation to a Ship, any charter relating to that Ship, or other contract for its employment, whether or not already in existence (including, without limitation, either Approved Charter or any other Assignable Charter).

"Charterparty Assignment" means, in relation to a Ship, an assignment of the rights of the Borrower who is the owner of that Ship under any Assignable Charter relative thereto executed or to be executed by that Borrower in favour of the Security Agent in the agreed form.

"Code" means the United States Internal Revenue Code of 1986.

"Commitment" means:

(a)
in relation to an Original Lender, the amount set opposite its name under the heading "Commitment" in Part B of Schedule 1 (The Parties) and the amount of any other Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

"Compliance Certificate" means a certificate in the form set out in Schedule 6 (Form of Compliance Certificate) or in any other form agreed between the Parent Guarantor, the Borrowers and the Facility Agent.

"Confidential Information" means all information relating to any Transaction Obligor, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information; or

(ii)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(iii)
is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

"Confidentiality Undertaking" means a confidentiality undertaking in substantially the appropriate form recommended by the LMA from time to time or in any other form agreed between the Borrowers and the Facility Agent.

"Corresponding Debt" means any amount, other than any Parallel Debt, which an Obligor owes to a Secured Party under or in connection with the Finance Documents.

"Deed of Covenant" means, in relation to a Ship, a deed of covenant collateral to a Mortgage over that Ship and creating Security over that Ship together with the Earnings, the Insurances and any Requisition Compensation in each case in relation to that Ship, in agreed form.

"Default" means an Event of Default or a Potential Event of Default.

"Delegate" means any delegate, agent, attorney, co-trustee or other person appointed by the Security Agent.

"Disruption Event" means either or both of:

(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other, Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

"Document of Compliance" has the meaning given to it in the ISM Code.

"dollars" and "$" mean the lawful currency, for the time being, of the United States of America.

"Earnings" means, in relation to a Ship, all moneys whatsoever which are now, or later become, payable (actually or contingently) to a Borrower or the Security Agent and which arise out of the use or operation of that Ship, including (but not limited to):

(a)	the following, save to the extent that any of them is, with the prior written consent of the Facility Agent, pooled or shared with any other person:

(i)	all freight, hire and passage moneys;

(ii)	compensation payable to a Borrower or the Security Agent in the event of requisition of that Ship for hire;

(iii)	remuneration for salvage and towage services;

(iv)	demurrage and detention moneys;

(v)	damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of that Ship;

(vi)	all moneys which are at any time payable under any Insurances in relation to loss of hire;

(vii)	all monies which are at any time payable to a Borrower in relation to general average contribution; and

(b)
if and whenever that Ship is employed on terms whereby any moneys falling within sub-paragraphs (i) to (vi) of paragraph (a) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to that Ship.

"Earnings Account" means, in relation to a Borrower:

(a)	an account in the name of that Borrower with the Facility Agent designated "Earnings Account"; or

(b)
any other account (with that or another office of the Facility Agent or with a bank or financial institution other than the Facility Agent) which is designated by the Facility Agent as the Earnings Account of that Borrower for the purposes of this Agreement.

"Environmental Approval" means any present or future permit, ruling, variance or other Authorisation required under Environmental Laws.

"Environmental Claim" means any claim by any governmental, judicial or regulatory authority or any other person which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law and, for this purpose, "claim" includes a claim for damages, compensation, contribution, injury, fines, losses and penalties or any other payment of any kind, including in relation to clean-up and removal, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.

"Environmental Incident" means:

(a)
any release, emission, spill or discharge into any Fleet Vessel or into or upon the air, sea, land or soils (including the seabed) or surface water of Environmentally Sensitive Material within or from any Fleet Vessel; or

(b)
any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water from a vessel other than any Fleet Vessel and which involves a collision between any Fleet Vessel and such other vessel or some other incident of navigation or operation, in either case, in connection with which any Fleet Vessel is actually or potentially liable to be arrested, attached, detained or injuncted and/or any Fleet Vessel and/or any Obligor or any other member of the Group and/or any operator or manager of any Fleet Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)
any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water otherwise than from any Fleet Vessel and in connection with which any Fleet Vessel is actually or potentially liable to be arrested and/or where any Obligor and/or any operator or manager of any Fleet Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action.

"Environmental Law" means any present or future law relating to pollution or protection of human health or the environment, to conditions in the workplace, to the carriage, generation, handling, storage, use, release or spillage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.

"Environmentally Sensitive Material" means and includes all contaminants, oil, oil products, toxic substances and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.

"Event of Default" means any event or circumstance specified as such in Clause 27 (Events of Default).

"Facility" means the term loan facility made available under this Agreement as described in Clause 2 (The Facility).

"Facility Office" means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than 5 Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

"Family" means, together, Mr. Petros Pappas and the linear descendants of Mr. Petros Pappas.

"FATCA" means:

(a)	sections 1471 to 1474 of the Code or any associated regulations or other official guidance;

(b)
any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c)	any agreement pursuant to the implementation of paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

"FATCA Application Date" means:

(a)	in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)
in relation to a "withholdable payment" described in section 1473(1)(A)(ii) of the Code (which relates to "gross proceeds" from the disposition of property of a type that can produce interest from sources within the US), 1 January 2017; or

(c)	in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2017,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

"FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA.

"FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction.

"FATCA FFI" means a foreign financial institution as defined in section 1471(d)(4) of the Code which, if any Finance Party is not a FATCA Exempt Party, could be required to make a FATCA Deduction.

"Fee Letter" means any letter or letters dated on or about the date of this Agreement between the Facility Agent, each Borrower and the Parent Guarantor setting out any of the fees referred to in Clause 11 (Fees).

"Finance Document" means:

(a)	this Agreement;

(b)	any Fee Letter;

(c)	any Shares Security;

(d)	any Charterparty Assignment;

(e)	any Mortgage;

(f)	any Deed of Covenant;

(g)	any General Assignment;

(h)	any Accounts Security;

(I)	the Manager's Undertakings;

(j)	any Hedging Agreement;

(k)	any Hedging Agreement Assignment;

(l)
any other document (whether or not it creates Security) which is executed as security for, or for the purpose of establishing any priority or subordination arrangement in relation to, the Secured Liabilities; or

(m)	any other document designated as such by the Facility Agent and the Borrowers.

"Finance Party" means the Facility Agent, the Security Agent, the Arranger or a Lender.

"Financial Indebtedness" means any indebtedness for or in relation to:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in relation to any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g)
any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h)	any counter-indemnity obligation in relation to a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i)	the amount of any liability in relation to any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

"Fleet Vessel" means each of the vessels (including, but not limited to, the Ships) from time to time wholly owned by members of the Group.

"GAAP" means generally accepted accounting principles in the United States of America.

"General Assignment" means, in relation to a Ship, a general assignment creating Security over that Ship's Earnings, its Insurances and any Requisition Compensation in relation to that Ship, in agreed form.

"Group" means the Parent Guarantor and its Subsidiaries for the time being.

"Hedge Counterparty" means any party to a Hedging Agreement (other than a Borrower) which may enter into such Hedging Agreement in accordance with Clause 8.5.

"Hedging Agreement" means any master agreement, confirmation, transaction, schedule or other agreement in agreed form entered into or to be entered into by a Borrower and a Hedge Counterparty in accordance with Clause 8.5 (Hedging) for the purpose of hedging interest payable under this Agreement.

"Hedging Agreement Assignment " means, in relation to a Borrower, a first assignment of that Borrower's rights and interests in any Hedging Agreement, in agreed form.

"Holding Company" means, in relation to a person, any other person in relation to which it is a Subsidiary.

"Indemnified Person" has the meaning given to it in Clause 14.2 (Other indemnities).

"Initial Market Value" means, in relation to a Ship, the Market Value of that Ship calculated in accordance with the valuation relative thereto referred to in paragraph 2.5 of Schedule 2, Part B;

"Insurances" means, in relation to a Ship:

(a)
all policies and contracts of insurance, including entries of that Ship in any protection and indemnity or war risks association, effected in relation to that Ship, the Earnings or otherwise in relation to that Ship whether before, on or after the date of this Agreement; and

(b)
all rights and other assets relating to, or derived from, any of such policies, contracts or entries, including any rights to a return of premium and any rights in relation to any claim whether or not the relevant policy, contract of insurance or entry has expired on or before the date of this Agreement.

"Interest Period" means, in relation to an Advance, the Loan or any part of the Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

"Interpolated Screen Rate" means, in relation to LIBOR for an Advance, the Loan, any part of the Loan or any Unpaid Sum, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)
the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Advance, the Loan, that part of the Loan or that Unpaid Sum; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Advance, the Loan, that part of the Loan or that Unpaid Sum,

each as of the Specified Time on the Quotation Day for the currency of that Advance, the Loan, that part of the Loan or that Unpaid Sum.

"ISM Code" means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention (including the guidelines on its implementation), adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time.

"ISPS Code" means the International Ship and Port Facility Security (ISPS) Code as adopted by the International Maritime Organization's (IMO) Diplomatic Conference of December 2002, as the same may be amended or supplemented from time to time.

"ISSC" means an International Ship Security Certificate issued under the ISPS Code.

"Legal Reservations" means:

(a)
the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)
the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(d)	any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation).

"Lender" means:

(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 28 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with this Agreement.

"LIBOR" means, in relation to any Advance, the Loan, any part of the Loan or any Unpaid Sum:

(a)	the applicable Screen Rate; or

(b)	(if no Screen Rate is available for the Interest Period of that Advance, the Loan, that part of the Loan or that Unpaid Sum), the applicable Interpolated Screen Rate; or

(c)	if:

(i)	no Screen Rate is available for the Interest Period of that Advance, the Loan, that part of the Loan or that Unpaid Sum); or

(ii)	it is not possible to calculate an Interpolated Screen Rate for that Advance, the Loan, that part of the Loan or that Unpaid Sum,

the Reference Bank Rate,

(as of, in the case of paragraphs (a) and (c) above, the Specified Time on the Quotation Day for a period comparable to the Interest Period for that Advance, the Loan, that part of the Loan or that Unpaid Sum) and, if any such rate is below zero, LIBOR shall be deemed to be zero.

"Limitation Acts" means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

"LMA" means the Loan Market Association.

"Loan" means the loan to be made available under the Facility or the aggregate principal amount outstanding for the time being of the borrowings under the Facility.

"Major Casualty" means, in relation to a Ship, any casualty to that Ship in relation to which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $1,500,000 or the equivalent in any other currency.

"Majority Lenders" means:

(a)	if no Advance has yet been made, a Lender or Lenders whose Commitments aggregate more than 66.67 per cent. of the Total Commitments; or

(b)
at any other time, a Lender or Lenders whose participations in the Loan aggregate more than 66.67 per cent. of the amount of the Loan then outstanding or, if the Loan has been repaid or prepaid in full, a Lender or Lenders whose participations in the Loan immediately before repayment or prepayment in full aggregate more than 66.67 per cent. of the Loan immediately before such repayment.

"Manager's Undertaking" means, in relation to each Ship, the letter of undertaking from each Approved Manager subordinating the rights of that Approved Manager against that Ship and the Borrower which is the owner thereof to the rights of the Finance Parties in agreed form.

"Margin" means 3.35 per cent. per annum.

"Market Disruption Event" has the meaning given to it in Clause 10.2 (Market disruption).

"Market Value" means, (i) in relation to a Ship or Fleet Vessel, at any date, the market value of that Ship or Fleet Vessel determined in accordance with Clause 25 (Security Cover) and (ii) in relation to any other Fleet Vessel the value attributed to such Fleet Vessel in accordance with the same principles as apply to valuation of the Ships in accordance with Clause 25 (Security Cover) but using the latest market valuation of such Fleet Vessel used for the purposes of the Compliance Certificate, in each case after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with a sale.

"Material Adverse Effect" means a material adverse effect on:

(a)	the business, operations, property, condition (financial or otherwise) or prospects of any member of the Group or the Group as a whole; or

(b)	the ability of any Transaction Obligor to perform its obligations under any Finance Document; or

(c)
the validity or enforceability of, or the effectiveness or ranking of any Security granted or intended to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

"Minimum Liquidity Account" means, in relation to each Borrower:

(a)	an account in the name of that Borrower with the Facility Agent designated "[Name of Borrower]" — Minimum Liquidity Account"; or

(b)
any other account (with that or another office of the Facility Agent or with a bank or financial institution other than the Facility Agent) which is designated by the Facility Agent as the Minimum Liquidity Account for that Borrower for the purposes of this Agreement.

"Money Laundering" has the meaning given in Article I (2001/97EC of the European Parliament and of 4 December 2001) including, but not limited to Directive 2005/60 amending Council Directive 91/308 of the Directive).

"Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)
(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

"Mortgage" means, in relation to a Ship, a first preferred or, as the case may be, priority mortgage on that Ship in agreed form.

"Mortgaged Ship" means a Ship which is subject to a Mortgage at the relevant time.

"Obligor" means a Borrower or the Parent Guarantor.

"Original Financial Statements" means, in relation to the Parent Guarantor:

(a)	in the case of a financial year, the audited consolidated financial statements of the Group for its financial year ended on 31 December 2012; and

(b)	in the case of a financial quarter of a financial year, the unaudited consolidated financial statements for the financial quarter ended on 30 September 2013.

"Overseas Regulations" means the Overseas Companies Regulations 2009 (SI 2009/1801).

"Parallel Debt" means any amount which an Obligor owes to the Security Agent under Clause 31.2 (Parallel Debt (Covenant to pay the Security Agent)).

"Parent Guarantee" means a guarantee executed by the Parent Guarantor in agreed form.

"Parent Guarantor" means Star Bulk Carriers Corp., a corporation incorporated in The Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, The Marshall Islands.

"Party" means a party to this Agreement.

"Permitted Charter" means, in relation to a Ship, the Approved Charter relative to that Ship, any other charter or sub-charter or any bareboat charter:

(a)	which is a time or consecutive voyage charter;

(b)	the duration of which

(i)	does not exceed and is not capable of exceeding, by virtue of any optional extensions, 12 months plus a redelivery allowance of not more than 30 days; or

(ii)
does exceed or is capable of exceeding, by virtue of any optional extensions, 12 months provided that there shall have been entered into as a condition thereto a Charterparty Assignment in accordance with Clause 25.17 (Charterparty Assignment);

(c)	which is entered into on bona fide arm's length terms at the time at which that Ship is fixed; and

(d)	in relation to which not more than two months' hire is payable in advance,

and any other charter which is approved in writing by the Facility Agent acting with the authorisation of all the Lenders, such authorisation not to be unreasonably withheld.

"Permitted Financial Indebtedness" means :

(a)	any Financial Indebtedness incurred under the Finance Documents;

(b)	any Financial Indebtedness that is subordinated to all Financial Indebtedness incurred under the Finance Documents in a manner satisfactory to the Facility Agent; and

(c)
any other Financial Indebtedness reasonably incurred in the relevant Borrower's ordinary course business of owning, operating and chartering not exceeding, at any relevant time, in aggregate, $250,000.

"Permitted Security" means:

(a)	Security created by the Finance Documents;

(b)	any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(c)	liens for unpaid master's and crew's wages in accordance with usual maritime practice;

(d)	liens for salvage;

(e)	liens for master's disbursements incurred in the ordinary course of trading; and

(f)
any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of either Ship and not as a result of any default or omission by either Borrower, provided such liens do not secure amounts more than 30 days overdue and subject, in the case of liens for repair or maintenance, to Clause 24.14 (Restrictions on chartering, appointment of managers etc.)

"Potential Event of Default" means any event or circumstance specified in Clause 27 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

"Prohibited Person" means any person (whether designated by name or by reason of being included in a class of persons) against whom Sanctions are directed.

"Quotation Day" means, in relation to any period for which an interest rate is to be determined, two Business Days before the first day of that period unless market practice differs in the Relevant Interbank Market in which case the Quotation Day will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

"Receiver" means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

"Reference Bank Rate" means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request by the Reference Banks as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in dollars for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period.

"Reference Banks" means the principal London offices of each of the Original Lenders or such other banks as may be appointed by the Facility Agent with the approval of the Majority Lenders in consultation with the Borrowers.

"Related Fund" in relation to a fund (the "first fund"), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

"Relevant Interbank Market" means the London interbank market.

"Relevant Jurisdiction" means, in relation to a Transaction Obligor:

(a)	its jurisdiction of incorporation;

(b)
any jurisdiction where any asset subject to, or intended to be subject to, any of the Transaction Security created, or intended to be created, under the Finance Documents to which it is a party is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	the jurisdiction whose laws govern the perfection of any of the Transaction Security created, or intended to be created, under the Finance Documents to which it is a party.

"Repayment Date" means each date on which a Repayment Instalment is required to be paid under Clause 6.1 (Repayment of Loan).

"Repayment Instalment" has the meaning given to it in Clause 6.1 (Repayment of Loan).

"Repeating Representation" means each of the representations set out in Clause 19 (Representations) except Clause 19.10 (Insolvency), Clause 19.11 (No filing or stamp taxes) and Clause 19.12 (Deduction of Tax) and any representation of any Transaction Obligor made in any other Finance Document that is expressed to be a "Repeating Representation" or is otherwise expressed to be repeated.

"Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

"Requisition" means, in relation to a Ship:

(a)
any expropriation, confiscation, requisition or acquisition of that Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority (excluding a requisition for hire for a fixed period not exceeding one year without any right to an extension) unless it is within 30 days redelivered to the full control of the relevant Borrower; and

(b)	any arrest, capture, seizure or detention of that Ship (including any hijacking or theft) unless it is within 30 days redelivered to the full control of the relevant Borrower.

"Requisition Compensation" includes all compensation or other moneys payable by reason of any Requisition.

"Safety Management Certificate" has the meaning given to it in the ISM Code.

"Safety Management System" has the meaning given to it in the ISM Code.

"Sanctions" means any sanctions, embargoes, freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, financing or making assets available (or other activities similar to or connected with any of the foregoing):

(a)	imposed by law or regulation of the United Kingdom, the Council of the European Union, the United Nations or its Security Council or the United States of America; or

(b)	otherwise imposed by any law or regulation,

by which any Transaction Obligor, any other member of the Group or any Affiliate (or any of them) is bound.

"Screen Rate" means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for dollars for the relevant period displayed on pages LIBOR01 or LIBOR02 of the Reuters screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters. If such page or service ceases to be available, the Facility Agent may specify another page or service displaying the relevant rate after consultation with the Borrowers.

"Secured Liabilities" means all present and future obligations and liabilities, (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Transaction Obligor to any Secured Party under or in connection with each Finance Document.

"Secured Party" means each Finance Party from time to time party to this Agreement and any Receiver or Delegate.

"Security" means a mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.

"Security Period" means the period starting on the date of this Agreement and ending on the date on which the Facility Agent is satisfied that there is no outstanding Commitment in force and that the Secured Liabilities have been irrevocably and unconditionally paid and discharged in full.

"Security Property" means:

(a)
the Transaction Security (including, for the avoidance of doubt, the Transaction Security created pursuant to the Finance Documents) expressed to be granted in favour of the Security Agent as trustee for the Secured Parties and all proceeds of that Transaction Security;

(b)
all obligations expressed to be undertaken by a Transaction Obligor to pay amounts in relation to the Secured Liabilities to the Security Agent as trustee for the Secured Parties and secured by the Transaction Security together with all representations and warranties expressed to be given by a Transaction Obligor or any other person in favour of the Security Agent as trustee for the Secured Parties;

(c)	the Security Agent's interest in any turnover trust created under the Finance Documents;

(d)
any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Agent is required by the terms of the Finance Documents to hold as trustee on trust for the Secured Parties, except:

(i)	rights intended for the sole benefit of the Security Agent; and

(ii)	any moneys or other assets which the Security Agent has transferred to the Facility Agent or (being entitled to do so) has retained in accordance with the provisions of this Agreement.

"Selection Notice" means a notice substantially in the form set out in Part B of Schedule 3 (Requests) given in accordance with Clause 9 (Interest Periods).

"Servicing Party" means the Facility Agent or the Security Agent.

"Shares Security" means, in relation to a Borrower, a document creating Security over the limited liability membership interests in that Borrower in agreed form.

"Ship" means Ship A or Ship B.

"Ship A" means m.v. "STAR SIRIUS", details of which are set out opposite its name in Schedule 7 (Details of the Ships).

"Ship B" means m.v. "STAR VEGA", details of which are set out opposite its name in Schedule 7 (Details of the Ships).

"Specified Time" means a time determined in accordance with Schedule 8 (Timetables).

"Subsidiary" means a subsidiary within the meaning of section 1159 of the Companies Act 2006.

"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

"Tax Credit" has the meaning given to it in Clause 12.1 (Definitions).

"Tax Deduction" has the meaning given to it in Clause 12.1 (Definitions).

"Tax Payment" has the meaning given to it in Clause 12.1 (Definitions).

"Termination Date" means, the date falling 81 Months from the first Repayment Date under Clause 6.1 (Repayment of Loan).

"Third Parties Act" has the meaning given to it in Clause 1.5 (Third party rights).

"Total Commitments" means the aggregate of the Commitments, being $39,000,000 at the date of this Agreement.

"Total Loss" means, in relation to a Ship:

(a)	actual, constructive, compromised, agreed or arranged total loss of that Ship;

(b)
any expropriation, confiscation, requisition or acquisition of that Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority (excluding a requisition for hire for a fixed period not exceeding 1 year without any right to an extension) unless it is within 30 days redelivered to the full control of the Obligor which owns that Ship; and

(c)	any arrest, capture, seizure or detention of that Ship (including any hijacking or theft) unless it is within 180 days redelivered to the full control of the Obligor which owns that Ship.

"Total Loss Date" means, in relation to the Total Loss of a Ship:

(a)	in the case of an actual loss of that Ship, the date on which it occurred or, if that is unknown, the date when that Ship was last heard of;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of that Ship, the earlier of:

(i)	the date on which a notice of abandonment is given to the insurers; and

(ii)	the date of any compromise, arrangement or agreement made by or on behalf of the relevant Borrower with that Ship's insurers in which the insurers agree to treat that Ship as a total loss; and

(c)	in the case of any other type of total loss, the date (or the most likely date) on which it appears to the Facility Agent that the event constituting the total loss occurred.

"Tranche" means each of Tranche A and Tranche B.

"Tranche A" means that part of the Loan made or to be made available to the Borrowers to refinance the acquisition cost of Ship A in a principal amount not exceeding the lesser of (i) $19,500,000 and (ii) 65 per cent. of the Initial Market Value of that Ship or, as the context may require, the principal amount outstanding of that Tranche at the relevant time.

"Tranche B" means that part of the Loan made or to be made available to the Borrowers to refinance the acquisition cost of Ship B in a principal amount not exceeding the lesser of (i) $19,500,000 and (ii) 65 per cent. of the initial Market Value of that Ship or, as the context may require, the principal amount outstanding of that Tranche at the relevant time.

"Transaction Document" means:

(a)	a Finance Document;

(b)	any Charter; or

(e)	any other document designated as such by the Facility Agent and the Borrower.

"Transaction Obligor" means an Obligor and the Approved Managers or any other person, except a Finance Party, who executes a Finance Document.

"Transaction Security" means the Security created or intended to be created in favour of the Security Agent pursuant to the Finance Documents.

"Transfer Certificate" means a certificate in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Borrowers.

"Transfer Date" means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Facility Agent executes the relevant Assignment Agreement or Transfer Certificate.

"UK Establishment" means a UK establishment as defined in the Overseas Regulations.

"Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the Finance Documents.

"US Tax Obligor" means:

(a)	a person which is resident for tax purposes in the United States of America; or

(b)	a person some or all of whose payments under the Finance Documents are from sources within the United States for US federal income tax purposes.

"Utilisation" means a utilisation of the Facility.

"Utilisation Date" means the date of a Utilisation, being the date on which the relevant Advance is to be made.

"Utilisation Request" means a notice substantially in the form set out in Part A of Schedule 3 (Requests).

"VAT" means:

(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b)
any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

1.2	Construction

(a)	Unless a contrary indication appears, a reference in this Agreement to:

(i)
the "Arranger", the "Facility Agent", any "Finance Party", any "Lender", any "Obligor", any "Party", any "Secured Party", the "Security Agent", any "Transaction Obligor" or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;

(ii)	"assets" includes present and future properties, revenues and rights of every description;

(iii)	"contingent liability" means a liability which is not certain to arise and/or the amount of which remains unascertained;

(iv)	"document" includes a deed and also a letter, fax or telex;

(v)	"expense" means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable Tax including VAT;

(vi)
a "Finance Document" or "Transaction Document" or any other agreement or instrument is a reference to that Finance Document or Transaction Document or other agreement or instrument as amended or novated;

(vii)	"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(viii)
"law" includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;

(ix)	"proceedings" means, in relation to any enforcement provision of a Finance Document, proceedings of any kind, including an application for a provisional or protective measure;

(x)
a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(xi)
a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(xii)	a provision of law is a reference to that provision as amended or re-enacted;

(xiii)	a time of day is a reference to London time;

(xiv)
any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of a jurisdiction other than England, be deemed to include that which most nearly approximates in that jurisdiction to the English legal term;

(xv)	words denoting the singular number shall include the plural and vice versa; and

(xvi)	"including" and "in particular" (and other similar expressions) shall be construed as not limiting any general words or expressions in connection with which they are used.

(b)	Section, Clause and Schedule headings are for ease of reference only and are not to be used for the purposes of construction or interpretation of the Finance Documents.

(c)
Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under, or in connection with, any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Potential Event of Default is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been waived or, in the opinion of the Lenders, remedied.

1.3	Construction of insurance terms

In this Agreement:

"approved" means, for the purposes of Clause 23 (Insurance Undertakings), approved in writing by the Facility Agent;

"excess risks" means, in respect of a Ship, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of that Ship in consequence of its insured value being less than the value at which that Ship is assessed for the purpose of such claims;

"obligatory insurances" means all insurances effected, or which either Borrower is obliged to effect, under Clause 23 (Insurance Undertakings) or any other provision of this Agreement or of another Finance Document;

"policy" includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;

"protection and indemnity risks" means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 1 of the Institute Time Clauses (Hulls) (1/10/82) or clause 8 of the Institute Time Clauses (Hulls) (1/11/1995) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision; and

"war risks" includes the risk of mines and all risks excluded by clause 23 of the Institute Time Clauses (Hulls)(1/10/83) or clause 24 of the Institute Time Clauses (Hulls) (1/11/1995).

1.4	Agreed forms of Finance Documents

References in Clause 1.1 (Definitions) to any Finance Document being in "agreed form" are to that Finance Document:

(a)	in a form attached to a certificate dated the same date as this Agreement (and signed by each Borrower and the Facility Agent); or

(b)
in any other form agreed in writing between each Borrower and the Facility Agent acting with the authorisation of the Majority Lenders or, where Clause 42.2 (All Lender matters) applies, all the Lenders.

1.5	Third party rights

(a)
Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

(c)
Any Receiver, Delegate or any other person described in Clause 31.15 (No proceedings) may, subject to this Clause 1.5 (Third party rights) and the Third Parties Act, rely on any Clause of this Agreement which expressly confers rights on it.

SECTION 2

THE FACILITY

2	THE FACILITY

2.1	The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrowers a dollar term loan facility in two Tranches in an aggregate amount not exceeding the Total Commitments.

2.2	Finance Parties' rights and obligations

(a)
The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)
The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(c)	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

(d)
Notwithstanding any other provision of the Finance Documents, a Finance Party may separately sue for any Unpaid Sum due to it without the consent of any other Finance Party or joining any other Finance Party to the relevant proceedings.

3	PURPOSE

3.1	Purpose

Each Borrower shall apply all amounts borrowed by it under the Facility only for the purpose of:

(a)
in respect of Tranche A, refinancing the acquisition cost of Ship A by way of a loan in a principal amount not exceeding the lower of (i) $19,500,000 and (ii) 65 per cent. of the Initial Market Value of that Ship; and

(b)
in respect of Tranche B, refinancing the acquisition of Ship B by way of a loan in a principal amount not exceeding the lower of (1) $19,500,000 and (ii) 65 per cent. of the Initial Market Value of that Ship.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

The Borrowers may not deliver a Utilisation Request unless the Facility Agent has received all of the documents and other evidence listed in Part A of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent.

4.2	Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date and before the Advance is made available:

(a)	no Default is continuing or would result from the proposed Advance;

(b)	the Repeating Representations to be made by each Transaction Obligor are true;

(c)	no event described in paragraph (a) of Clause 7.2 (Change of control) has occurred;

(d)
in the case of each Tranche, no event described in paragraph (b) of Clause 7.5 (Mandatory prepayment on sale or Total Loss) has occurred in relation to the Ship in respect of which such Tranche is to be made;

(e)	the provisions of paragraph (c) of Clause 10.3 (Alternative basis of interest or funding, suspension) do not apply; and

(f)
in the case of each Tranche, the Facility Agent has received, or is satisfied it will receive when that Tranche is made available, all of the documents and other evidence listed in Part B of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent;

4.3	Notification of satisfaction of conditions precedent

(a)
The Facility Agent shall notify the Borrowers and the Lenders promptly upon being satisfied as to the conditions precedent referred to in Clause 4.1 (Initial conditions precedent) and Clause 4.2 (Further conditions precedent).

(b)
Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Facility Agent to give that notification. The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.4	Waiver of conditions precedent

If the Majority Lenders, at their discretion, permit an Advance to be borrowed before any of the conditions precedent referred to in Clause 4.1 (Initial conditions precedent) or Clause 4.2 (Further conditions precedent) has been satisfied, the Borrowers shall ensure that that condition is satisfied within five Business Days after the relevant Utilisation Date or such later date as the Facility Agent, acting with the authorisation of the Majority Lenders, may agree in writing with the Borrowers.

SECTION 3

UTILISATION

5	UTILISATION

5.1	Delivery of a Utilisation Request

(a)	The Borrowers may utilise each Tranche by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time.

(b)	The Borrowers may not deliver more than one Utilisation Request under each Tranche.

5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	the proposed Utilisation Date is a Business Day within the relevant Availability Period;

(ii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iii)	the proposed Interest Period complies with Clause 9 (Interest Periods).

(b)	Only one Advance may be requested in each Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be dollars.

(b)
The amount of the proposed Advance in respect of each Tranche must be an amount which is not more than (i) $19,500,000 and (ii) 65 per cent. of the Initial Market Value of the Ship to which that Tranche relates.

(c)	The amount of the proposed Advance must be an amount which is not more than the Available Facility.

5.4	Lenders' participation

(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Advance available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender's participation in each Advance will be equal to the proportion borne by its Available Commitment to the Available Facility immediately before making that Advance.

(c)	The Facility Agent shall notify each Lender of the amount of each Advance and the amount of its participation in that Advance by the Specified Time.

5.5	Cancellation of Commitments

The Commitments in respect of any Tranche which are unutilised at the end of the Availability Period for such Tranche shall then be cancelled.

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

6	REPAYMENT

6.1.	Repayment of Loan

The Borrowers shall repay each Tranche by 28 equal quarterly repayment instalments (each a "Repayment Instalment" and, together, the "Repayment Instalments") each being in amount equal to 1/50th of the amount of the Advance in respect of that Tranche as at the relevant Utilisation Date, the first of which shall be repaid on the date falling three months after the Utilisation Date in respect of the Advance relative to that Tranche, each subsequent Repayment Instalment relative to that Tranche shall be repaid at 3-monthly intervals thereafter and the last Repayment Instalment of that Tranche shall be repaid on the Termination Date together with an instalment (in relation to each Tranche, a "Balloon Instalment") equal to the balance of that Tranche.

6.2	Reduction of Repayment Instalments

If any part of the Facility is cancelled, the Repayment Instalments and the Balloon Instalments shall be reduced pro rata by the amount cancelled.

6.3	Termination Date

On the Termination Date, the Borrowers shall additionally pay to the Facility Agent for the account of the Finance Parties all other sums then accrued and owing under the Finance Documents.

6.4	Reborrowing

No Borrower may reborrow any part of the Facility which is repaid.

7	REPAYMENT AND CANCELLATION

7.1	Illegality

(a)
If (other than by reason of breach of Sanctions) it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in an Advance or the Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

(i)	that Lender shall promptly notify the Facility Agent upon becoming aware of that event;

(ii)	upon the Facility Agent notifying the Borrowers, the Commitment of that Lender will be immediately cancelled; and

(iii)
the Borrowers shall repay that Lender's participation in the Loan on the last day of the Interest Period for the Loan occurring after the Facility Agent has notified the Borrowers or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law).

(b)
Any partial prepayment under this Clause 7.1 (Illegality) shall reduce proportionately each Tranche by the amount prepaid, first against the Balloon Instalments in respect of that Tranche and thereafter the Repayment Instalments which are at the time being outstanding.

7.2	Change of control

(a)	If

(i)
any person or group of persons acting in concert gains directly or indirectly control of the Parent Guarantor other than (i) the Family (or any member thereof), (ii) Monarch Alternative Capital LP or any of its Affiliates and/or (iii) Oaktree Capital Management or any of its Affiliates; and/or

(ii)	the Parent Guarantor ceases to be the sole member in each Borrower:

(A)	the Parent Guarantor shall promptly notify the Facility Agent upon becoming aware of that event; and

(B)
if all the Lenders so require, the Facility Agent shall, by not less than 10 Business Days' notice to the Borrowers, cancel the Facility and declare the Loan, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Facility will be cancelled and all such outstanding amounts will become immediately due and payable.

(b)	For the purpose of paragraph (a)(i) above "control" means:

(i)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)	cast, or control the casting of, more than 50 per cent. of the maximum number of votes that might be cast at a general meeting of the Parent Guarantor; or

(B)	appoint or remove all, or the majority, of the directors or other equivalent officers of the Parent Guarantor; or

(C)	give directions with respect to the operating and financial policies of the Parent Guarantor with which the directors or other equivalent officers of the Parent Guarantor are obliged to comply; and/or

(ii)
the holding beneficially of more than 50 per cent. of the issued share capital of the Parent Guarantor (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

(c)
For the purpose of paragraph (a) above "acting in concert" means a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively cooperate, through the acquisition directly or indirectly of shares in the Parent Guarantor by any of them, either directly or indirectly, to obtain or consolidate control of the Parent Guarantor.

7.3	Voluntary and automatic cancellation

(a)
The Borrowers may, if they give the Facility Agent not less than 10 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice and subject to compliance with Clause 11.3 (Prepayment or cancellation fee), cancel the whole or any part (being a minimum amount of $500,000 or any multiple thereof) of the Available Facility. Any cancellation under this Clause 7.3 (Voluntary and automatic cancellation) shall reduce the Commitments of the Lenders and the amount of each Tranche then unutilised rateably.

(b)	The unutilised Commitment (if any) of each Lender shall be automatically cancelled at close of business on the date on which the Tranches are made available.

7.4	Voluntary prepayment of Loan

(a)
The Borrowers may, if they give the Facility Agent not less than 10 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice and subject to compliance with Clause 11.3 (Prepayment or cancelation fee), prepay the whole or any part of the Loan (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of $500,000 or a multiple of that amount).

(b)
Any partial prepayment under this Clause 7.4 (Voluntary prepayment of Loan) shall reduce proportionately the amount of each Tranche by the amount prepaid, firstly the Balloon Instalment in relation that Tranche and thereafter the relevant Repayment Instalments which are at the time being outstanding in inverse order of maturity.

7.5	Mandatory prepayment on sale or Total Loss

(a)	If a Ship is sold or becomes a Total Loss, the Borrowers shall on the Relevant Date prepay the Tranche applicable to that Ship.

(b)
On the Relevant Date, the Borrowers shall also prepay such part of the Loan as shall eliminate any shortfall arising if the ratio set out in Clause 25 (Security Cover) were applied immediately following the payment referred to in paragraph (a) above.

(c)
Provided that no Default has occurred and is continuing, any remaining proceeds of the sale or Total Loss of a Ship after the prepayments referred to in paragraph (a) and paragraph (b) above have been made together with all other amounts that arc payable on any such prepayment pursuant to the Finance Documents shall be paid to the Borrower that owned the relevant Ship or any other person who appears to be entitled to it.

(d)	In this Clause 7.5 (Mandatory prepayment on sale or Total Loss):

"Relevant Date" means:

(i)	in the case of a sale of a Ship, on the date on which the sale is completed by delivery of that Ship to the buyer of that Ship; and

(ii)	in the case of a Total Loss of a Ship, on the earlier of:

(A)	the date falling 90 days after the Total Loss Date; and

(B)	the date of receipt by the Security Agent of the proceeds of insurance relating to such Total Loss.

(e)
The amount of any partial prepayment of the Loan under this Clause 7.5 (Mandatory prepayment on sale or Total Loss) shall be used for full prepayment of the Tranche relative to the Ship being sold or which has become a Total Loss and thereafter shall be applied first against the Balloon Instalment in relation to the other Tranche and thereafter against the relevant Repayment Instalments which remain outstanding as at the date of prepayment in inverse order of maturity.

7.6	Right of repayment and cancellation in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 12.2 (Tax gross-up); or

(ii)	any Lender claims indemnification from a Borrower under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs) ; or

(iii)	the Facility Agent receives notification from an Affected Lender under sub-paragraph (iii) of paragraph (b) of Clause 10.2 (Market disruption),

the Borrowers may:

(A)	whilst in the case of sub-paragraphs (i) and (ii) above the circumstance giving rise to the requirement for that increase or indemnification continues; or

(B)	whilst in the case of sub-paragraph (iii) above the Market Disruption Event in relation to the Affected Lender continues,

give the Facility Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loan.

(b)	On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)
On the last day of each Interest Period which ends after the Borrower has given notice of cancellation under paragraph (a) above in relation to a Lender (or, if earlier, the date specified the Borrower in that notice), the Borrower shall repay that Lender's participation in the Loan.

(d)
Any partial prepayment under this Clause 7.6 (Right of repayment and cancellation in relation to a single Lender) shall reduce proportionately each Tranche by the amount prepaid, first the Balloon Instalment in relation to that Tranche and thereafter the relevant Repayment Instalments in inverse order of maturity.

7.7	Restrictions

(a)
Any notice of cancellation or prepayment given by any Party under this Clause 7 (Repayment and Cancellation) (Prepayment and Cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid in connection with that prepayment and, subject to any Break Costs, without premium or penalty.

(c)	No Borrower may reborrow any part of the Facility which is prepaid.

(d)	The Borrowers shall not repay or prepay all or any part of the Loan or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)	If the Facility Agent receives a notice under this Clause 7 (Repayment and Cancellation) it shall promptly forward a copy of that notice to the Borrowers or the affected Lenders, as appropriate.

SECTION 5

COSTS OF UTILISATION

8	INTEREST

8.1	Calculation of interest

The rate of interest on the Loan or any part of the Loan for each Interest Period is the percentage rate per annum which is the aggregate of:

(a)	the Margin; and

(b)	LIBOR.

8.2	Payment of interest

(a)	The Borrowers shall pay accrued interest on the Loan or any part of the Loan on the last day of each Interest Period.

(b)
If an Interest Period is longer than 3 Months, the Borrowers shall also pay interest then accrued on the Loan or the relevant part of the Loan on the dates falling at 3 Monthly intervals after the first day of the Interest Period.

8.3	Default interest

(a)
if an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 2 per cent. higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted part of a Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Facility Agent. Any interest accruing under this Clause 8.3 (Default interest) shall be immediately payable by the Obligor on demand by the Facility Agent.

(b)
If an Unpaid Sum consists of all or part of the Loan which became due on a day which was not the last day of an Interest Period relating to the Loan or such other period as the Facility Agent may elect (acting on the instructions of all Lenders):

(i)
the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to the Loan or such other period as the Facility Agent may elect (acting on the instructions of all Lenders); and

(ii)	the rate of interest applying to that Unpaid Sum during that first Interest Period shall be 2 per cent. higher than the rate which would have applied if that Unpaid Sum had not become due.

(c)
Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

8.4	Notification of rates of interest

The Facility Agent shall promptly notify the Lenders and the Borrowers of the determination of a rate of interest under this Agreement.

8.5	Hedging

(a)
If the Borrowers, in their discretion, determine that they wish to hedge their exposure to floating rate interest under this Agreement they shall give the Hedge Counterparties the opportunity to bid for that business through participating in a competitive bidding process such that the party or party's offering the best terms shall enter into a Hedging Agreement(s) with the Borrowers subject to and upon the terms and conditions of this Clause 8.5 (Hedging).

(b)
The aggregate notional amount of the transactions in respect of the Hedging Agreements shall not exceed the aggregate amount of the Loan (for the avoidance of doubt which means the Loan outstanding from time to time).

(c)	Each Hedging Agreement shall:

(i)	be for a term ending no later than the Termination Date;

(ii)	have settlement dates coinciding with the last day of each Interest Period;

(iii)
provide for two-way payments in the event of a termination of a transaction in respect of a Hedging Agreement, whether on a Termination Event (as defined in the relevant Hedging Agreement) or on an Event of Default (as defined in the relevant Hedging Agreement); and

(iv)	provide that the Termination Currency (as defined in the relevant Hedging Agreement) shall be dollars.

(d)	The rights of a Borrower under a Hedging Agreement shall be assigned by way of security under a Hedging Agreement Assignment.

(e)	The parties to each Hedging Agreement must comply with the terms of that Hedging Agreement.

(f)	Neither a Hedge Counterparty nor a Borrower may amend, supplement, extend or waive the terms of any Hedging Agreement without the consent of the Facility Agent.

(g)	Paragraph (g) above shall not apply to an amendment, supplement or waiver that is administrative and mechanical in nature and does not give rise to a conflict with any provision of this Agreement.

(h)
lf, at any time, the aggregate notional principal amount of the transactions in respect of a Hedging Agreement exceeds or, as a result of any repayment or prepayment under this Agreement, will exceed the Loan at that time, the Borrowers must promptly notify the Facility Agent and must, at the request of the Facility Agent, reduce the aggregate notional amount of those transactions by an amount and in a manner satisfactory to the Facility Agent so that it no longer exceeds or will not exceed the Loan then or that will be outstanding.

(i)
Any reductions in the aggregate notional amount of the transactions in respect of the Hedging Agreements in accordance with paragraph (i) above will be apportioned as between those transactions pro rata.

(j)	Paragraph (i) above shall not apply to any transactions in respect of any Hedging Agreement under which no Borrower has any actual or contingent indebtedness.

(k)	Subject to paragraph (m) below, neither a Hedge Counterparty nor a Borrower may terminate or close out any transactions in respect of any Hedging Agreement (in whole or in part) except:

(i)	in accordance with paragraph (i) above;

(ii)	on the occurrence of an Illegality, (as such expression is defined in the relevant Hedging Agreement);

(iii)
in the case of termination or closing out by a Hedge Counterparty, if the Facility Agent serves notice under paragraph (b) of Clause 27.19 (Acceleration) or, having served notice under paragraph (c) of Clause 27.19 (Acceleration), makes a demand;

(iv)	in the case of any other termination or closing out by a Hedge Counterparty or a Borrower, with the consent of the Facility Agent; or

(v)	If the Secured Liabilities (other than in respect of the Hedging Agreements) have been irrevocably and unconditionally paid and discharged in full;

(l)
If a Hedge Counterparty is entitled to terminate or close out any transaction in respect of any Hedging Agreement under paragraph (WM) above, such Hedge Counterparty shall promptly terminate or close out such transaction following a request to do so by the Security Agent.

(m)
A Hedge Counterparty may only suspend making payments under a transaction in respect of a Hedging Agreement if a Borrower is in breach of its payment obligations under any transaction in respect of that Hedging Agreement.

(n)
Each Hedge Counterparty consents to the assigning by way of security by each Borrower pursuant to the relevant Hedging Agreement Assignment of its rights under the Hedging Agreements to which it is party in favour of the Security Agent.

(o)
Any such assigning by way of security is without prejudice to, and after giving effect to, the operation of any payment or close-out netting in respect of any amounts owing under any Hedging Agreement.

(p)	The Security Agent shall not be liable for the performance of any of a Borrower's obligations under a Hedging Agreement.

(q)	It shall be a condition to the effectiveness of any Hedging Agreement that:

(i)
the Obligors execute and deliver, upon the Facility Agent's request (acting on the instructions of all Lenders), an agreement or deed (each, a "Deed") in an agreed form amending, supplementing and/or restating this Agreement for the purpose of incorporating:

(A)
a guarantee to be granted by each Borrower in connection with the obligations and liabilities of the other Borrower (the "Guaranteed Borrower") under or in connection with any Hedging Agreement to which the Guaranteed Borrower may become a party pursuant to this Clause 8.5 (Hedging); and

(B)	any other provisions which the Lenders deem necessary in connection with that Hedging Agreement and the hedging arrangements contemplated thereunder; and

(ii)
if required by the law of any Approved Flag on which a Ship is registered in order to ensure that the obligations and liabilities of the Guaranteed Borrower under the Hedging Agreement to which that Guaranteed Borrower is a party, as such obligations and liabilities shall be guaranteed by the other Borrower in accordance with the terms of the relevant Deed, are secured by each Mortgage, any necessary supplement or addendum to a Mortgage is executed and registered in an agreed form.

9	INTEREST PERIODS

9.1.	Selection of Interest Periods

(a)
The Borrowers may select the Interest Period for the Loan in the Utilisation Request for the first Advance. Subject to paragraphs (f) and (h) below, the Borrowers may select each subsequent Interest Period in respect of the Loan in a Selection Notice.

(b)	Each Selection Notice is irrevocable and must be delivered to the Facility Agent by the Borrowers not later than the Specified Time.

(c)
If the Borrowers fail to select an Interest Period in the first Utilisation Request or fail to deliver a Selection Notice to the Facility Agent in accordance with paragraphs (a) and (b) above, the relevant Interest Period will, subject to Clause 9.2 (Changes to Interest Periods) and paragraph (h) below, be three Months.

(d)
Subject to this Clause 9 (Interest Periods), the Borrowers may select an Interest Period of 3 or 6 Months or any other period agreed between the Borrowers and the Facility Agent (acting on the instructions of all the Lenders).

(e)	An Interest Period in respect of the Loan shall not extend beyond the Termination Date.

(f)
In respect of a Repayment Instalment, an Interest Period for a part of the Loan equal to such Repayment Instalment shall end on the Repayment Date relating to it if such date is before the end of the Interest Period then current.

(g)
Subject to paragraph (h) below, the first Interest Period for the Loan shall start on the first Utilisation Date and each subsequent interest Period shall start on the last day of the preceding Interest Period.

(h)
The first Interest Period for the second Tranche shall start on the Utilisation Date of such Tranche and end on the last day of the Interest Period applicable to the Loan on the date on which such Tranche is made.

(i)	Except for the purposes of paragraph (f) and paragraph (h) above, the Loan shall have one Interest Period only at any time.

9.2	Changes to Interest Periods

(a)
If after the Borrowers have selected and the Lenders have agreed an Interest Period other than 3 or 6 months, any Lender notifies the Facility Agent within two Business Days after the Specified Time relating to the relevant Utilisation Request or Selection Notice that it is not satisfied that deposits in dollars for a period equal to the interest Period will be available to it in the Relevant Interbank Market when the Interest Period commences, the Facility Agent shall define the Interest Period as 3 months.

(b)	If the Facility Agent makes any change to an Interest Period referred to in this Clause 9.2 (Changes to Interest Periods), it shall promptly notify the Borrowers and the Lenders.

9.3	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10	CHANGES TO THE CALCULATION OF INTEREST

10.1	Absence of quotations

Subject to Clause 10.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

10.2	Market disruption

(a)
If a Market Disruption Event occurs in relation to the Loan or any Advance for any Interest Period, then the rate of interest on each Lender's share of the Loan or such Advance for the Interest Period shall be the rate per annum which is the sum of:

(i)	the Margin; and

(ii)
the rate notified to the Facility Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in the Loan or such Advance from whatever source it may reasonably select.

(b)	In this Agreement "Market Disruption Event" means:

(i)
at or about noon on the Quotation Day for the relevant Interest Period, LIBOR is to be determined by reference to the Reference Banks and none or only one of the Reference Banks supplies a rate to the Facility Agent to determine LIBOR for dollars for the relevant Interest Period; or

(ii)
before close of business in London on the Quotation Day for the relevant Interest Period, the Facility Agent receives notifications from a Lender or Lenders (whose participations in the Loan exceed 33 1/3 per cent. of the Loan) that the cost to it or them of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR; or

(iii)
at least one Business Day before the start of an Interest Period, the Facility Agent receives notification from a Lender (the "Affected Lender") that for any reason it is unable to obtain dollars in the Relevant Interbank Market in order to fund its participation in the Loan or any Advance.

10.3	Alternative basis of interest or funding, suspension

(a)
If a Market Disruption Event occurs and the Facility Agent or the Borrowers so require, the Facility Agent and the Borrowers shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest or (as the case may be) an alternative basis for funding.

(b)	Any substitute or alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Borrowers, be binding on all Parties.

(c)	If a Market Disruption Event occurs before an Advance is made:

(i)	in circumstances falling within sub-paragraph (i) or (ii) of paragraph (b) of Clause 10.2 (Market disruption), the Lenders' obligation to make that Advance; or

(ii)	in circumstances falling within sub-paragraph (iii) of paragraph (b) of Clause 10.2 (Market disruption), the Affected Lender's obligation to participate in that Advance,

shall be suspended while the circumstances giving rise to the Market Disruption Event continue.

10.4	Break Costs

(a)
The Borrowers shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of the Loan or Unpaid Sum being paid by a Borrower on a day other than the last day of an Interest Period for the Loan or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11	FEES

11.1	Commitment fee

(a)
The Borrowers shall pay to the Facility Agent (for the account of each Lender) a fee computed at the rate of 1.30 per cent. per annum on that Lender's Available Commitment from time to time for the Availability Period.

(b)
The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled, on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

11.2	Other fees

The Borrowers shall pay to the Facility Agent (whether for its own account or otherwise) certain fees in the amounts and at the times agreed in a Fee Letter.

11.3	Prepayment or cancelation fee

(a)
The Borrowers must pay to the Facility Agent for each Lender a prepayment fee on the date of cancellation or prepayment of all or any part of the Loan, if the relevant cancellation is made pursuant to Clause 7.3 (Voluntary and automatic cancellation) or if the relevant prepayment made pursuant to Clause 7.4 (Voluntary prepayment of Loan) at any time during the period commencing on the date of this Agreement and ending on the fourth anniversary thereof unless, in the case of a prepayment, such prepayment is made (i) by way of refinancing of the Loan (or the relevant part thereof) by Deutsche Bank AG Filiale Deutschlandgeschaft or (ii) pursuant to Clause 26.2 (Provision of additional security; prepayment).

(b)	The amount of the prepayment fee is 1.25 per cent. of the amount cancelled or prepaid.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

12	TAX GROSS UP AND INDEMNITIES

12.1	Definitions

(a)	In this Agreement:

"Protected Party" means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

"Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.

"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

"Tax Payment" means either the increase in a payment made by an Obligor to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

(b)
Unless a contrary indication appears, in this Clause 12 (Tax Gross Up and Indemnities) reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

12.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)
The Borrowers shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender it shall notify the Borrowers and that Obligor.

(c)
if a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)
If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)
Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.3	Tax indemnity

(a)	The Borrowers shall (within three Business Days of demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)
under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

.(ii)	to the extent a loss, liability or cost is compensated for by an increased payment under Clause 12.2 (Tax gross-up).

(c)
A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Borrowers.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 12.3 (Tax indemnity), notify the Facility Agent.

12.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was received; and

(b)	that Finance Party has obtained, utilised and retained that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

12.5	Stamp taxes

The Borrowers shall pay and, within three Business Days of demand, indemnify each Secured Party against any cost, loss or liability which that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

12.6	VAT

(a)
All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)
If VAT is or becomes chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") under a Finance Document, and any Party other than the Recipient (the "Relevant Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)
(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this sub-paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)
(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)
Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part of it as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)
Any reference in this Clause 12.6 (VAT) to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term "representative member" to have the same meaning as in the Value Added Tax Act 1994).

(e)
In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply.

12.7	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party; and

(ii)
supply to that other Party such forms, documentation and other information relating to its status under FATCA (including its applicable "passthru payment percentage" or other information required under the US Treasury Regulations or other official guidance including intergovernmental agreements) as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA.

(b)
If a Party confirms to another Party pursuant to sub-paragraph (i) of paragraph (a) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)	Paragraph (a) above shall not oblige any Finance Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)
If a Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then:

(i)	if that Party failed to confirm whether it is (and/or remains) a FATCA Exempt Party then such Party shall be treated for the purposes of the Finance Documents as if it is not a FATCA Exempt Party; and

(ii)
if that Party failed to confirm its applicable "passthru payment percentage" then such Party shall be treated for the purposes of the Finance Documents (and payments made thereunder) as if its applicable "passthru payment percentage" is 100%, until (in each case) such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)	If a Borrower is a US Tax Obligor, or where the Facility Agent reasonably believes that its obligations under FATCA require it, each Lender shall, within ten Business Days of:

(i)	where a Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;

(ii)	where a Borrower is a US Tax Obligor and the relevant Lender is a New Lender, the relevant Transfer Date; or

(iii)	where a Borrower is not a US Tax Obligor, the date of a request from the Facility Agent, supply to the Facility Agent:

(iv)	a withholding certificate on Form W-8 or Form W-9 (or any successor form) (as applicable); or

(v)	any withholding statement and other documentation, authorisations and waivers as the Facility Agent may require to certify or establish the status of such Lender under FATCA.

The Facility Agent shall provide any withholding certificate, withholding statement, documentation, authorisations and waivers it receives from a Lender pursuant to this paragraph (e) to the Borrowers and shall be entitled to rely on any such withholding certificate, withholding statement, documentation, authorisations and waivers provided without further verification. The Facility Agent shall not be liable for any action taken by it under or in connection with this paragraph (e).

(f)
Each Lender agrees that if any withholding certificate, withholding statement, documentation, authorisations and waivers provided to the Facility Agent pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, it shall promptly update such withholding certificate, withholding statement, documentation, authorisations and waivers or promptly notify the Facility Agent in writing of its legal inability to do so. The Facility Agent shall provide any such updated withholding certificate, withholding statement, documentation, authorisations and waivers to the Borrowers. The Facility Agent shall not be liable for any action taken by it under or in connection with this paragraph (f).

13	INCREASED COSTS

13.1	Increased costs

(a)
Subject to Clause 13.3 (Exceptions), the Borrowers shall, within three Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)	Basel ill as in force at the date of this Agreement;

(ii)
any change in (or in the interpretation, administration or application of, or any replacement of,) Basel Ill as in force at the date of this Agreement, or the introduction after the date of this Agreement of any law, regulation, request or requirement (whether or not having the force of law, but if not having the force of law, with which the relevant Finance Party, or as the case may be, its Affiliate is required to comply) in relation to Basel ill;

(iii)
the introduction of or any change in (or in the interpretation, administration or application of) any other law, regulation, request or requirement (whether or not having the force of law, but if not having the force of law, with which the relevant Finance Party, or as the case may be, its Affiliate is required to comply) including, without limitation, those relating to capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits; or

(iv)	compliance with any law or regulation made, enacted or imposed after the date of this Agreement.

(b)	In this Agreement, "Increased Costs" means:

(i)	a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

"Basel" shall have the meaning attributed thereto in paragraph (e) of Clause 13.3(c) (Exceptions);

"Basel III" means:

(i)
the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel Ill: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated; and

(ii)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel Ill"; and

(iii)	the rules of:

(A)
the 2013/36/UE Capital Requirements Directive of the European Parliament and the Council dated June 26, 2013 concerning the access to the activity of credit institutions and the prudential supervision of credit institutions and enterprises investment; and

(B)
the (EU) 575/2013 Regulation of the European Parliament and the Council dated June 26, 2013 on prudential requirements for credit institutions and investment firms, both implementing the solvency and capitalisation rules known as "Basel Ill" rules endorsed by the central bank governors and the heads of bank supervisory authorities in the G20 countries on 16 December 2010; and

any other law, regulation, request or requirement (whether or not having the force of law, but if not having the force of law, with which the relevant Finance Party, or as the case may be, its Affiliate is required to comply) which implements, interprets or applies the Basel III documentation published by the Basel Committee on Banking Supervision and referred to in paragraphs (a) and (b) above (whether such implementation, interpretation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

13.2	Increased cost claims

(a)
A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Borrowers.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.

13.3	Exceptions

Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by an Obligor;

(b)
compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied);

(c)
attributable to the implementation or application of or compliance with the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement ("Basel II") or any other law or regulation which implements Basel 11 (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates) provided that this exception shall not apply to any Increased Cost arising directly or indirectly from Basel ill; or

(d)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

14	OTHER INDEMNITIES

14.1	Currency indemnity

(a)
If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall, as an independent obligation, on demand, indemnify each Secured Party to which that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2	Other indemnities

(a)	Each Obligor shall, on demand, indemnify each Secured Party against any cost, loss or liability incurred by it as a result of:

(i)	the occurrence of any Event of Default;

(ii)
a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 33 (Sharing Among the Finance Parties);

(iii)
funding, or making arrangements to fund, its participation in an Advance requested by the Borrowers in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(iv)	the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrowers.

(b)
Each Obligor shall, on demand, indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate (each such person for the purposes of this Clause 14.2 (Other indemnities) an "Indemnified Person"), against any cost, loss or liability incurred by that Indemnified Person pursuant to or in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry, in connection with or arising out of the entry into and the transactions contemplated by the Finance Documents, having the benefit of any Security constituted by the Finance Documents or which relates to the condition or operation of, or any incident occurring in relation to, any Ship unless such cost, loss or liability is caused by the gross negligence or wilful misconduct of that Indemnified Person.

(c)
Without limiting, but subject to any limitations set out in paragraph (b) above, the indemnity in paragraph (b) above shall cover any cost, loss or liability incurred by each Indemnified Person in any jurisdiction:

(i)	arising or asserted under or in connection with any law relating to safety at sea, the ISM Code, any Environmental Law or any Sanctions; or

(ii)	in connection with any Environmental Claim.

(d)	Any Affiliate or any officer or employee of a Finance Party or of any of its Affiliates may rely on this Clause 14.2 (Other indemnities and the provisions of the Third Parties Act.

14.3	Indemnity to the Servicing Parties

Each Obligor shall, on demand, indemnify each Servicing Party against any cost, loss or liability incurred by that Servicing Party (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default;

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; and

(c)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Finance Documents.

14.4	Indemnity to the Facility Agent

Each Obligor shall, on demand, indemnify the Facility Agent against any cost, loss or liability incurred by the Facility Agent (otherwise than by reason of the Facility Agent's gross negligence or wilful misconduct) or, in the case of any cost, loss or liability pursuant to Clause 34.11 (Disruption to Payment Systems etc.) notwithstanding the Facility Agent's negligence, or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent in acting as Facility Agent under the Finance Documents.

14.5	Indemnity to the Security Agent

(a)	Each Obligor shall, on demand, indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them:

(i)	in relation to or as a result of:

(A)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(B)	the taking, holding, protection or enforcement of the Finance Documents and the Transaction Security;

(C)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;

(D)	any default by any Transaction Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents;

(E)	any action by any Obligor which vitiates, reduces the value of, or is otherwise prejudicial to, the Transaction Security; and

(F)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Finance Documents.

(ii)	acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Security Property or the performance of the terms of this Agreement or the other Finance Documents (otherwise, in each case, than by reason of the relevant Security Agent's, Receiver's or Delegate's gross negligence or wilful misconduct).

(b)
The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 14.5 (Indemnity to the Security Agent) and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all monies payable to it.

14.6	Indemnity Survival

The indemnities contained in this Agreement shall survive repayment of the Loan.

15	MITIGATION BY THE FINANCE PARTIES

15.1	Mitigation

(a)
Each Finance Party shall, in consultation with the Borrowers, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax Gross Up and indemnities), Clause 13 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

15.2	Limitation of liability

(a)	Each Borrower shall, on demand, indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16	COSTS AND EXPENSES

16.1	Transaction expenses

The Borrowers shall, on demand, pay the Facility Agent, the Security Agent and the Arranger the amount of all costs and expenses (including fees, costs and expenses of legal advisors and insurance and other consultants and other advisors) reasonably incurred by any Secured Party in connection with the negotiation, preparation, printing, execution, syndication and perfection of and any release, discharge or reassignment of:

(a)	this Agreement and any other documents referred to in this Agreement;

(b)	the Transaction Security; and

(c)	any other Finance Documents executed after the date of this Agreement.

16.2	Amendment costs

If:

(a)	an Obligor requests an amendment, waiver or consent; or

(b)	an amendment is required pursuant to Clause 34.9 (Change of currency); or

(c)	an Obligor requests, and the Security Agent agrees to, the release of all or any part of the Charged Property from the Transaction Security,

the Borrowers shall, on demand, reimburse each of the Facility Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by each Secured Party in responding to, evaluating, negotiating or complying with that request or requirement.

16.3	Enforcement and preservation costs

The Borrowers shall, on demand, pay to each Secured Party the amount of all costs and expenses (including fees, costs and expenses of legal and financial advisors and insurance and other consultants and other advisors) incurred by that Secured Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document and the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing those rights.

SECTION 7

GUARANTEES AND JOINT AND SEVERAL LIABILITY OF BORROWERS

17	GUARANTEE AND INDEMNITY — PARENT GUARANTOR

17.1	Guarantee and indemnity

The Parent Guarantor irrevocably and unconditionally:

(a)	guarantees to each Finance Party punctual performance by each Obligor other than the Parent Guarantor of all such other Obligor's obligations under the Finance Documents;

(b)
undertakes with each Finance Party that whenever an Obligor other than the Parent Guarantor does not pay any amount when due under or in connection with any Finance Document, the Parent Guarantor shall immediately on demand pay that amount as if it were the principal obligor; and

(c)
agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor other than the Parent Guarantor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by the Parent Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 17 (Guarantee and Indemnity — Parent Guarantor) if the amount claimed had been recoverable on the basis of a guarantee.

17.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

17.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Secured Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Parent Guarantor under this Clause 17 (Guarantee and Indemnity — Parent Guarantor) will continue or be reinstated as if the discharge, release or arrangement had not occurred.

17.4	Waiver of defences

The obligations of the Parent Guarantor under this Clause 17 (Guarantee and Indemnity — Parent Guarantor) and in respect of any Transaction Security will not be affected or discharged by an act, omission, matter or thing which, but for this Clause 17.4 (Waiver of defences), would reduce, release or prejudice any of its obligations under this Clause 17 (Guarantee and Indemnity — Parent Guarantor) or in respect of any Transaction Security (without limitation and whether or not known to it or any Secured Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect or delay in perfecting, or refusal or neglect to take up or enforce, or delay in taking or enforcing any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)
any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

17.5	Immediate recourse

The Parent Guarantor waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person (including without limitation to commence any proceedings under any Finance Document or to enforce any Transaction Security) before claiming or commencing proceedings under this Clause 17 (Guarantee and Indemnity —Parent Guarantor). This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

17.6	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Secured Party (or any trustee or agent on its behalf) may:

(a)
refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Parent Guarantor shall not be entitled to the benefit of the same; and

(b)
hold in an interest-bearing suspense account any moneys received from the Parent Guarantor or on account of the Parent Guarantor's liability under this Clause 17 (Guarantee and Indemnity — Parent Guarantor).

17.7	Deferral of Parent Guarantor's rights

All rights which the Parent Guarantor at any time has (whether in respect of this guarantee, a mortgage or any other transaction) against any Obligor or their respective assets shall be fully subordinated to the rights of the Secured Parties under the Finance Documents and until the end of the Security Period and unless the Facility Agent otherwise directs, the Parent Guarantor will not exercise any rights which it may have (whether in respect of any Finance Document to which it is a Party or any other transaction) by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 17 (Guarantee and Indemnity — Parent Guarantor):

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any third party providing security for, or any other guarantor of, any Obligor's obligations under the Finance Documents;

(c)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Secured Party;

(d)
to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which the Parent Guarantor has given a guarantee, undertaking or indemnity under Clause 17.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Secured Party.

If following the occurrence of a Default the Parent Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to enable all amounts which may be or become payable to the Secured Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Secured Parties and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct for application in accordance with Clause 34 (Payment Mechanics).

17.8	Additional security

This guarantee and any other Security given by the Parent Guarantor is in addition to and is not in any way prejudiced by, and shall not prejudice, any other guarantee or Security or any other right of recourse now or subsequently held by any Secured Party or any right of set-off or netting or right to combine accounts in connection with the Finance Documents.

17.9	Applicability of provisions of Guarantee to other Security

Clauses 17.2 (Continuing guarantee), 17.3 (Reinstatement), 17.4 (Waiver of defences), 173 (Immediate recourse), 17.6 (Appropriations), 17.7 (Deferral of Parent Guarantor's rights) and 17.8 (Additional security) shall apply, with any necessary modifications, to any Security which the Parent Guarantor creates (whether at the time at which it signs this Agreement or at any later time) to secure the Secured Liabilities or any part of them.

18	JOINT AND SEVERAL LIABILITY OF THE BORROWERS

18.1	Joint and several liability

All liabilities and obligations of the Borrowers under this Agreement shall, whether expressed to be so or not, be joint and several.

18.2	Waiver of defences

The liabilities and obligations of a Borrower shall not be impaired by:

(a)	this Agreement being or later becoming void, unenforceable or illegal as regards the other Borrower;

(b)	any Lender or the Security Agent entering into any rescheduling, refinancing or other arrangement of any kind with the other Borrower;

(c)	any Lender or the Security Agent releasing the other Borrower or any Security created by a Finance Document; or

(d)	any time, waiver or consent granted to, or composition with the other Borrower or other person;

(e)	the release of the other Borrower or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(f)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the other Borrower or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(g)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the other Borrower or any other person;

(h)
any amendment, novation, supplement, extension, restatement (however fundamental, and whether or not more onerous) or replacement of a Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(i)	any unenforceability, illegality or invalidity of any obligation or any person under any Finance Document or any other document or security; or

(j)	any insolvency or similar proceedings.

18.3	Principal Debtor

Each Borrower declares that it is and will, throughout the Security Period, remain a principal debtor for all amounts owing under this Agreement and the Finance Documents and no Borrower shall, in any circumstances, be construed to be a surety for the obligations of the other Borrower under this Agreement.

18.4	Borrower restrictions

(a)	Subject to paragraph (b) below, during the Security Period neither Borrower shall:

(i)
claim any amount which may be due to it from the other Borrower whether in respect of a payment made under, or matter arising out of, this Agreement or any Finance Document, or any matter unconnected with this Agreement or any Finance Document; or

(ii)	take or enforce any form of security from the other Borrower for such an amount, or in any the way seek to have recourse in respect of such an amount against any asset of the other Borrower; or

(iii)	set off such an amount against any sum due from it to the other Borrower; or

(iv)	prove or claim for such an amount in any liquidation, administration, arrangement or similar procedure involving the other Borrower; or

(v)	exercise or assert any combination of the foregoing.

(b)	If during the Security Period, the Facility Agent, by notice to a Borrower, requires it to take any action referred to in paragraph (a) above in relation to the other Borrower, that

Borrower shall take that action as soon as practicable after receiving the Facility Agent's notice.

18.5	Deferral of Borrowers' rights

Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably paid in full and unless the Facility Agent otherwise directs, neither Borrower will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(a)	to be indemnified by the other Borrower; or

(b)	to claim any contribution from the other Borrower in relation to any payment made by it under the Finance Documents.

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

19	REPRESENTATIONS

19.1	General

Each Obligor makes the representations and warranties set out in this Clause 19 (Representations) to each Finance Party on the date of this Agreement.

19.2	Status

(a)	It is a limited liability:

(i)	in the case of each Borrower, company duly formed and validly existing and in good standing under the laws of the Marshall Islands; and

(ii)	in the case of the Parent Guarantor, corporation duly incorporated and validly existing in good standing under the law of the Marshall Islands.

(b)	It and, in the case of the Parent Guarantor, each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

19.3	Share capital, limited liability membership interests and ownership

(a)	Each Borrower's limited liability membership interests are divided into 100 limited liability shares.

(b)	The legal title to and beneficial interest in all of the limited liability membership interests in each Borrower is held free of any Security or any other claim by the Parent Guarantor.

(c)
The Parent Guarantor has an authorised share capital divided into 325,000,000 shares, of which 300,000,000 are common and 25,000,000 are preferred, $0.01 par value each, of which 29,059,671 common shares are issued and outstanding;

19.4	Binding obligations

Subject to the Legal Reservations the obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations.

19.5	Validity, effectiveness and ranking of Security

(a)
Each Finance Document to which it is a party does now or, as the case may be, will upon execution and delivery and, where applicable, registration as provided for in that Finance Document create, subject to the Legal Reservations, the Security it purports to create over any assets to which such Security, by its terms, relates, and such Security will, when created or intended to be created, be valid and effective.

(b)	No third party has or will have any Security (except for Permitted Security) over any assets that are the subject of any Transaction Security granted by it.

(c)
The Transaction Security granted by each Transaction Obligor to the Security Agent or any other Secured Party has or will when created or intended to be created have first ranking priority and is not subject to any prior ranking or pari passu ranking security.

(d)	No concurrence, consent or authorisation of any person is required for the creation of or otherwise in connection with any Transaction Security.

19.6	Non-conflict with other obligations

The entry into and performance by each Transaction Obligor of, and the transactions contemplated by, each Transaction Document to which it is a party do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	the constitutional documents of any member of the Group; or

(c)
any agreement or instrument binding upon any Transaction Obligor or any member of the Group or any member of the Group's assets or constitute a default or termination event (however described) under any such agreement or instrument.

19.7	Power and authority

(a)	Each Transaction Obligor has the power to enter into, perform and deliver, and has taken all necessary action to authorise:

(i)	its entry into, performance and delivery of, each Transaction Document to which it is or will be a party and the transactions contemplated by those Transaction Documents; and

(ii)	in the case of each Borrower, its registration of its Ship under its Approved Flag.

(b)
No limit on its powers will be exceeded as a result of the borrowing, granting of security or giving of guarantees or indemnities contemplated by the Transaction Documents to which any Transaction Obligor is a party.

19.8	Validity and admissibility in evidence

All Authorisations required or desirable:

(a)	to enable each Transaction Obligor lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and

(b)	to make the Transaction Documents to which each Transaction Obligor is a party admissible in evidence in its Relevant Jurisdictions, have been obtained or effected and are in full force and effect.

19.9	Governing law and enforcement

Subject to any qualification which is specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation]:

(a)	The choice of governing law of each Transaction Document to which each Transaction Obligor is a party will be recognised and enforced in its Relevant Jurisdictions.

(b)
Any judgment obtained in relation to a Transaction Document to which each Transaction Obligor is a party in the jurisdiction of the governing law of that Transaction Document will be recognised and enforced in its Relevant Jurisdictions.

19.10	Insolvency

No:

(a)	corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 27.8 (Insolvency proceedings); or

(b)	creditors' process described in Clause 27.10 (Ownership of the Obligors),

has been taken or, to its knowledge, threatened in relation to a member of the Group; and none of the circumstances described in Clause 27.7 (Insolvency) applies to a member of the Group.

19.11	No filing or stamp taxes

Under the laws of its Relevant Jurisdictions it is not necessary that the Finance Documents to which each Transaction Obligor is a party be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar taxes or fees be paid on or in relation to the Finance Documents to which it is a party or the transactions contemplated by those Finance except any filing, recording or enrolling or any tax or fee payable in relation to any Transaction Obligor which is referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) and which will be made or paid promptly after the date of the relevant Finance Document].

19.12	Deduction of Tax

It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

19.13	No default

(a)
No Event of Default and, on the date of this Agreement and on each Utilisation Date, no Default is continuing or might reasonably be expected to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)
No other event or circumstance is outstanding which constitutes a default or a termination event (however described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries') assets are subject which might have a Material Adverse Effect.

19.14	No misleading information

(a)
Any factual information provided by any member of the Group for the purposes of this Agreement was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)	The financial projections contained in any such information have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

(c)	Nothing:

(i)	has occurred or been omitted from any such information to the best of our knowledge; and

(ii)	no information has been given or withheld that results in any such information being untrue or misleading in any material respect.

19.15	Financial Statements

(a)	The Parent Guarantor's Original Financial Statements were prepared in accordance with GAAP consistently applied.

(b)
the Original Financial Statements give a true and fair view of the Parent Guarantor's consolidated financial condition and operations during the relevant financial year or, as the case may be, financial quarter.

(c)	There has been no material adverse change in its assets, business or financial condition or the assets, business or consolidated financial condition of the Group since 30 September 2013.

(d)	Its most recent financial statements delivered pursuant to Clause 20.2 (Financial statements):

(i)	have been prepared in accordance with Clause 20.4 (Requirements as to financial statements); and

(ii)
give a true and fair view of (if audited) or fairly represent (if unaudited) its financial condition and operations (consolidated in the case of the Parent Guarantor) during the relevant financial year.

(e)
Since the date of the most recent financial statements delivered pursuant to Clause 20.2 (Financial statements) there has been no material adverse change in its business, assets or financial condition (or the business or consolidated financial condition of the Group, in the case of the Parent Guarantor).

19.16	Pari passu ranking

The payment obligations of each Transaction Obligor under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

19.17	No proceedings pending or threatened

No litigation, arbitration or administrative proceedings or investigations (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code) of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief (having made due and careful enquiry) been started or threatened against any Transaction Obligor or any of its Subsidiaries.

19.18	Valuations

(a)
All information supplied by it or on its behalf to an Approved Valuer for the purposes of a valuation delivered to the Facility Agent in accordance with this Agreement was true and accurate as at the date it was supplied or (if appropriate) as at the date (if any) at which it is stated to be given.

(b)	It has not omitted to supply any information to an Approved Valuer which, if disclosed, would adversely affect any valuation prepared by such Approved Valuer.

(c)
There has been no change to the factual information provided pursuant to paragraph (a) above in relation to any valuation between the date such information was provided and the date of that valuation which, in either case, renders that information untrue or misleading in any material respect.

19.19	No breach of laws

No Transaction Obligor, nor has any other member of the Group breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

19.20	No Charter

No Ship is subject to any Charter or sub-charter other than a Permitted Charter.

19.21	Compliance with Environmental Laws

All Environmental laws relating to the ownership, operation and management of each Fleet Vessel and the business of each member of the Group (as now conducted and as reasonably anticipated to be conducted in the future) and the terms of all Environmental Approvals have been complied with.

19.22	No Environmental Claim

No Environmental Claim has been made or threatened against any member of the Group or any Fleet Vessel which might reasonably be expected to have a Material Adverse Effect.

19.23	No Environmental Incident

No Environmental Incident has occurred and no person has claimed that an Environmental Incident has occurred.

19.24	ISM and ISPS Code compliance

All requirements of the ISM Code and the ISPS Code as they relate to each Borrower, each Approved Manager and each Ship have been complied with.

19.25	Taxes paid

(a)
It is not and no other member of the Group is materially overdue in the filing of any Tax returns and it is not (and no other member of the Group is) overdue in the payment of any amount in respect of Tax.

(b)	No claims or investigations are being, or are reasonably likely to be, made or conducted against it (or any other member of the Group) with respect to Taxes.

19.26	Financial Indebtedness

No Borrower has any Financial Indebtedness outstanding other than as permitted by this Agreement.

19.27	Overseas companies

No Obligor has delivered particulars, whether in its name stated in the Finance Documents or any other name, of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations or, if it has so registered, it has provided to the Facility Agent sufficient details to enable an accurate search against it to be undertaken by the Lenders at the Companies Registry.

19.28	Good title to assets

It and each other member of the Group has good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

19.29	Ownership

(a)	Each Borrower is the sole legal and beneficial owner of its Ship, its Earnings and its insurances.

(b)	The Parent Guarantor is the sole member of each Borrower.

(c)
With effect on and from the date of its creation or intended creation, each Obligor will be the sole legal and beneficial owner of any other asset that is the subject of any Transaction Security created or intended to be created by that Obligor.

19.30	Centre of main interests and establishments

For the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the "Regulation"), its centre of main interest (as that term is used in Article 3(1) of the Regulation) of each Obligor is situated in the Marshall islands and it has no "establishment" (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction.

19.31	Place of business

No Borrower has a place of business in the United States of America or the United Kingdom.

19.32	No employee or pension arrangements

No Obligor has any employees or any liabilities under any pension scheme other than any crew members in the case of each Borrower.

19.33	Sanctions

(a)	None of the Transaction Obligors, any other member of the Group or any Affiliate of any of them:

(i)	is a Prohibited Person;

(ii)	is owned or controlled by or acting directly or indirectly on behalf of or for the benefit of, a Prohibited Person; or

(iii)	owns or controls a Prohibited Person.

(b)
No proceeds of any Advance or the Loan shall be made available, directly or indirectly, to or for the benefit of a Prohibited Person nor shall they be otherwise directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions.

(c)	Each member of the Group complies with all Sanctions.

19.34	No Money laundering

Each Obligor is acting for its own account in relation to the Loan and in relation to the performance and the discharge of its respective obligations and liabilities under the Finance Documents and the transactions and other arrangements effected or contemplated by the Finance Documents to which such Obligor is a party, and the foregoing will not involve or lead to contravention of any law, official requirement or other regulatory measure or procedure implemented to combat Money Laundering.

19.35	Repetition

The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of each Utilisation Request and the first day of each Interest Period.

20	INFORMATION UNDERTAKINGS

20.1	General

The undertakings in this Clause 20 (Information Undertakings) remain in force throughout the Security Period unless the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders), may otherwise permit.

20.2	Financial statements

The Obligors shall supply to the Facility Agent in sufficient copies for all the Lenders:

(a)
as soon as they become available, but in any event within 120 days after the end of each of the Parent Guarantor's financial year, the audited consolidated financial statements of the Parent Guarantor and the Group for that financial year;

(b)	as soon as they become available, but in any event within 180 days after the end of each of the Borrower's financial year, the unaudited management accounts of each Borrower for that financial year;

(c)	as soon as the same become available, but in any event within 90 days after the end of each half or, as the case may be, quarter of each of their respective financial years:

(i)	the unaudited consolidated financial statements of the Parent Guarantor for that financial quarter year; and

(ii)	unaudited management accounts of each Borrower in a format approved by the Facility Agent which show the results of the operation of each Ship during the preceding financial half year;

(d)
as soon as possible, but in no event later than 31 December 2014 a written plan acceptable to the Facility Agent demonstrating that the equity portions of the current capex requirements of the Parent Guarantor and the Group have been or will be raised; and

(e)
as soon as possible, but in no event later than 30 September 2015 a written plan acceptable to the Facility Agent demonstrating that any loan facilities made available to the Parent Guarantor or any other member of the Group and which mature within 2016 have been (or will be) refinanced in full prior to their respective maturity dates.

20.3	Compliance Certificate

The Parent Guarantor shall supply to the Facility Agent, with each set of financial statements delivered pursuant to paragraph (a) or sub-paragraph (i) of paragraph (b) of Clause 20.2 (Financial statements), a Compliance Certificate signed by the Parent Guarantor's chief financial officer setting out (in reasonable detail) computations as to compliance with Clause 21 (Financial Covenants) as at the date as at which those financial statements were drawn up.

20.4	Requirements as to financial statements

(a)
Each set of financial statements delivered by an Obligor pursuant to Clause 20.2 (Financial statements) shall be certified by the chief financial officer of the Parent Guarantor of the relevant company as giving a true and fair view (if audited) or fairly representing (if unaudited) its or, in the case of the Parent Guarantor, the Group's , financial condition and operations as at the date as at which those financial statements were drawn up.

(b)	The Obligors shall procure that each set of financial statements of each Obligor delivered pursuant to Clause 20.2 (Financial statements) is prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for that Obligor (if applicable) unless, in relation to any set of financial statements, it notifies the Facility Agent that there has been a change in GAAP, the accounting practices or reference periods and its auditors (or, if appropriate, the auditors of that Obligor deliver to the Facility Agent:

(i)
a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which that Obligor's Original Financial Statements were prepared; and

(ii)
sufficient information, in form and substance as may be reasonably required by the Facility Agent, to enable the Lenders to determine whether Clause 21 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that Obligor's Original Financial Statements.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

20.5	Information: miscellaneous

Each Obligor shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

(a)	all documents dispatched by it to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

(b)
promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings (including proceedings relating to any alleged or actual breach of the ISM Code or of the ISPS Code) which are current, threatened or pending against any member of the Group, and which might, if adversely determined, have a Material Adverse Effect;

(c)	promptly, such further information and/or documents regarding:

(i)	each Ship, its Earnings and its Insurances;

(ii)	the Charged Property;

(iii)	compliance of the Transaction Obligors with the terms of the Finance Documents;

(iv)	the financial condition, business and operations of any member of the Group (including, without limitation, Fleet Vessel and Group cash flow forecast, employment summaries),

as any Finance Party (through the Facility Agent) may reasonably request; and

(d)
promptly on the request of the Facility Agent from time to time such further financial or other information as any Finance Party (acting reasonably) may require, which information without limitation may extend to:

(i)	individual Ship operating results;

(ii)	individual Ship budgeted income and operating expenditure;

(iii)	Financial Indebtedness or other indebtedness owed by or to any member of the Group;

(iv)	vessels owned by members of the Group not subject to the Transaction Security, and their value;

(v)	cashflow forecasts for the Group; and

(vi)	vessels chartered in by members of the Group;

(e)
promptly, such further information and/or documents as any Finance Party (through the Facility Agent) may reasonably request so as to enable such Finance Party to comply with any laws applicable to it (including, without limitation, compliance with FATCA).

20.6	Notification of default

(a)
Each Obligor shall, and shall procure that each other Transaction Obligor shall, notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)
Promptly upon a request by the Facility Agent, each Borrower shall supply to the Facility Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

20.7	Use of websites

(a)
Each Obligor may satisfy its obligation under the Finance Documents to which it is a party to deliver any information in relation to those Lenders (the "Website Lenders") which accept this method of communication by posting this information onto an electronic website designated by the Borrowers and the Facility Agent (the "Designated Website") if:

(i)	the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the relevant Obligor and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the relevant Obligor and the Facility Agent.

if any Lender (a "Paper Form Lender") does not agree to the delivery of information electronically then the Facility Agent shall notify the Obligors accordingly and each Obligor shall supply the information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event each Obligor shall supply the Facility Agent with at least one copy in paper form of any information required to be provided by it.

(b)
The Facility Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Obligors or any of them and the Facility Agent.

(c)	An Obligor shall promptly upon becoming aware of its occurrence notify the Facility Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	if that Obligor becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If an Obligor notifies the Facility Agent under sub-paragraph (i) or (v) of paragraph (c) above, all information to be provided by the Obligors under this Agreement after the date of that notice shall be supplied in paper form unless and until the Facility Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)
Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Obligors shall comply with any such request within 10 Business Days.

20.8	"Know your customer" checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of an Obligor after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges a Finance Party (or, in the case of sub-paragraph (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of any Finance Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by a Servicing Party (for itself or on behalf of any other Finance Party) or any Lender (for itself or, in the case of the event described in sub-paragraph (iii) above, on behalf of any prospective new Lender) in order for such Finance Party or, in the case of the event described in sub-paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)
Each Lender shall promptly upon the request of a Servicing Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Servicing Party (for itself) in order for that Servicing Party to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

21	FINANCIAL COVENANTS

21.1	Financial definitions

In this Agreement:

"Accounting Information" means the annual audited consolidated financial statements or, as the case may be, the quarterly unaudited consolidated accounts, each in respect of the

Parent Guarantor and the Group, to be provided by the Parent Guarantor to the Facility Agent in accordance with Clause 20.2 (Financial statements);

"EBITDA" means, as at the date of calculation or, as the case may be, for any accounting period, the consolidated net income of the Group for that accounting period:

(a)	plus, to the extent deducted in computing consolidated net income of the Group for that accounting period, the sum, without duplication, of:

(i)	all federal, state, local and foreign taxes and tax distributions;

(ii)	Net Interest Expenses; and

(iii)
depreciation, depletion, amortisation of intangibles and other non-cash charges or non-cash losses (including non-cash transaction expenses, the amortisation of debt discounts, the amortisation of above market acquired time charters, the amortisation of stock compensation and non-cash loss on sale or cancellation of vessels) and any extraordinary losses not incurred in the ordinary course of business;

(b)
minus, to the extent added in computing consolidated net income of the Group for that accounting period, any non-cash income or non-cash gains (including any non-cash gain on sale or cancellation of vessels) and any extraordinary gains not incurred in the ordinary course of business, all determined on a consolidated basis in accordance with GAAP and as shown in the consolidated statements of income for the Group in the applicable Accounting Information;

"Liquid Funds" means, as at the date of calculation or, as the case may be, for any accounting period, the aggregate of cash in hand held by the Parent Guarantor or any member of the Group with banks or other financial institutions of at least investment grade rating which is free of any Security Interest;

"Market Adjusted Leverage" means, at any relevant time, the ratio of:

(a)	the Total Debt; to

(b)	the Market Value Adjusted Total Assets;

"Market Value Adjusted Net Worth" means the amount by which the Market Value Adjusted Total Assets exceed the Total Debt;

"Market Value Adjusted Total Assets" means, at any time, Total Assets adjusted to reflect the difference between the book values of all Fleet Vessels and the aggregate Market Value of all Fleet Vessels and lease transactions relating to any Fleet Vessels;

"Minimum Interest Coverage Ratio" means, as at the date of calculation or an account period, the ratio of (a) EBITDA for the most recent financial period of the Group ending on that date of calculation to (b) the Net Interest Expenses for that financial period (calculated on a trailing 12-months basis);

"Net Interest Expenses" means, as at the date of calculation or, as the case may be, for any accounting period, the aggregate of all consolidated interest, commitment and other fees, commissions, discounts and other costs, charges or expenses accruing due from all the members of the Group during that accounting period less interest income received, determined on a consolidated basis in accordance with GAAP and as shown in the consolidated statements of income for the Group in the most recent Accounting Information;

"Total Assets" means, as at the date of calculation or, as the case may be, for any accounting period, the aggregate value of all assets of the Group (including, without limitation, the Ships) included in the most recent Accounting Information as "current assets" and the value of all investments (valued in accordance with GAAP) and all other tangible and intangible assets of the Group properly included in the most recent Accounting Information as "fixed assets" in accordance with GAAP;

"Total Debt" means, with respect to the Group or any member thereof, at any date of determination (without duplication) as determined in conformity with GAAP:

(a)	all obligations of the Group for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the Group;

(b)	all obligations of the Group evidenced by bonds, debentures, notes or other similar instruments;

(c)
all obligations of the Group in respect of any acceptance credit, guarantee or letter of credit facility or equivalent made available to the members of the Group (including reimbursement obligations with respect thereto) which in accordance with GAAP would be shown on the liability side of a balance sheet;

(d)
all obligations of the Group to pay the deferred purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery thereto or the completion of such services, except trade payables;

(e)	all capitalized lease obligations of the members of the Group as lessees;

(f)
all Financial Indebtedness of persons other than members of the Group secured by a Security on any asset of the Group, whether or not such Financial Indebtedness is assumed by the Group (or any member thereof), provided that the amount of such Financial Indebtedness shall be the lesser of (i) the fair market value of such asset at such date of determination and (ii) the amount of such Financial Indebtedness;

(g)
all Financial Indebtedness of persons other than members of the Group under any guarantee, indemnity or similar obligation entered into by the members of the Group to the extent such Financial Indebtedness is guaranteed, indemnified, etc. by the members of the Group; and

(a)
to the extent not otherwise included in this definition, obligations of the Group under currency agreements and interest rate agreements or any other kind of derivative transaction entered into by the Group or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the Group for the net amount.

"Testing Date" means any yearly or quarterly period to the end of which the financial statements required to be delivered pursuant to paragraph (a) or (b)(i) of Clause 20.2 (Financial statements) are prepared.

21.2	Test

On each Testing Date and at all other times during the Security Period:

(a)	the Market Adjusted Leverage shall be less than 70 per cent.;

(b)	the Market Value Adjusted Net Worth of the Group shall not be less than $100,000,000;

(c)	the Minimum interest Coverage Ratio shall be no less than 2.00:1; and

(d)	the Parent Guarantor will maintain, on a consolidated basis, Liquid Funds in the amount, in aggregate, of not less than the greater of (i) $500,000 per Fleet Vessel and (ii) $8,500,000.

21.3	Equal treatment of lenders

If, in the opinion of the Facility Agent (acting on the instructions of the Lenders), any member of the Group agrees with any lender in the context of a financing made or to be made available to that member of the Group, financial covenants (together, the "Covenants") which place such lender or lenders in a more favourable position than that applicable to the Finance Parties pursuant to the Finance Documents, the Parent Guarantor shall, or shall procure that any Obligor or any other third party shall give the Finance Parties the benefit of such Covenants which, in the opinion of the Finance Parties, would place them in an equivalent position as that applicable to the other lender or lenders at the relevant time. The Borrowers and the Parent Guarantor shall also enter, if required by the Facility Agent (acting on the instructions of all Lenders), into a supplemental agreement to this Guarantee or, as the case may be, any of the other Finance Documents, to amend each such document accordingly (with such supplemental agreement or agreements being entered into on or immediately after the date on which the Covenants are granted).

22	GENERAL UNDERTAKINGS

22.1	Authorisations

Each Obligor shall, and shall procure that each other Transaction Obligor will, promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)
supply certified copies to the Facility Agent of any Authorisation required under any law or regulation of a Relevant Jurisdiction or the state of the Approved Flag at any time of each Ship to enable it to:

(i)	perform its obligations under the Transaction Documents to which it is a party;

(ii)
ensure the legality, validity, enforceability or admissibility in evidence in any Relevant Jurisdiction or in the state of the Approved Flag at any time of each Ship of any Transaction Document to which it is a party; and

(iii)	own and operate each Ship (in the case of the Borrowers).

22.2	Compliance with laws

Each Obligor shall, and shall procure that each other Transaction Obligor will, comply in all respects with all laws and regulations to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.

22.3	Environmental compliance

Each Obligor shall, and shall procure that each other Transaction Obligor will, and the Parent Guarantor shall ensure that each other member of the Group will:

(a)	comply with all Environmental Laws;

(b)	obtain, maintain and ensure compliance with all requisite Environmental Approvals;

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

22.4	Environmental claims

Each Obligor shall, and shall procure that each other Transaction Obligor will, (through the Parent Guarantor), promptly upon becoming aware of the same, inform the Facility Agent in writing of:

(a)	any Environmental Claim against any member of the Group which is current, pending or threatened; and

(b)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group,

where the claim, if determined against that member of the Group, has or is reasonably likely to have a  Material Adverse Effect.

22.5	Taxation

Each Obligor shall, and shall procure that each other Transaction Obligor will, and the Parent Guarantor shall ensure that each other member of the Group will pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;

(ii)
adequate reserves are maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Facility Agent under Clause 20.2 (Financial statements); and

(iii)	such payment can be lawfully withheld.

22.6	Overseas companies

Each Obligor shall promptly inform the Facility Agent if it delivers to the Registrar particulars required under the Overseas Regulations of any UK Establishment and it shall comply with any directions given to it by the Facility Agent regarding the recording of any Transaction Security on the register which it is required to maintain under The Overseas Companies (Execution of Documents and Registration of Charges) Regulations 2009.

22.7	Pari passu ranking

Each Obligor shall, and shall procure that each other Transaction Obligor will, ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

22.8	Title

(a)
Each Borrower shall hold the legal title to, and own the entire beneficial interest in its Ship, its Earnings and its Insurances as from the Utilisation Date of the Tra riche to which that Ship relates.

(b)	The Parent Guarantor shall hold the whole of the limited liability membership interests of each Borrower throughout the Security Period free of any Security other than any Transaction Security.

(c)
With effect on and from its creation or intended creation, each Obligor shall hold the legal title to, and own the entire beneficial interest in any other assets the subject of any Transaction Security created or intended to be created by it.

22.9	Negative pledge

(a)
No Obligor shall, and the Obligors shall procure that no other Transaction Obligor will, (and the Parent Guarantor shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets which are, in the case of members of the Group other than the Borrowers, the subject of the Security created or intended to be created by the Finance Documents.

(b)	No Obligor shall, and the Obligors shall procure that no other Transaction Obligor will, (and the Parent Guarantor shall ensure that no other member of the Group will):

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by a Transaction Obligor or any other member of the Group;

(ii)	other than in the case of the Parent Guarantor, sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)
other than in the case of the Parent Guarantor, enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)
enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to any Permitted Security.

22.10	Disposals

(a)
No Borrower shall, enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset (including without limitation either Ship, its Earnings or its Insurances).

(b)	Paragraph (a) above does not apply to any charter of a Ship to which Clause 24.14 (Restrictions on chartering, appointment of managers etc.) applies.

22.11	Merger

No Obligor shall, and the Obligors shall procure that no other Transaction Obligor will, (and the Parent Guarantor shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction.

22.12	Change of business

(a)	The Parent Guarantor shall procure that no substantial change is made to the general nature of the business of the Parent Guarantor or the Group from that carried on at the date of this Agreement.

(b)	No Borrower shall engage in any business other than the ownership and operation of its Ship.

22.13	Financial Indebtedness

.No Borrower shall incur or permit to be outstanding any Financial Indebtedness except Permitted Financial Indebtedness.

22.14	Expenditure

No Borrower shall incur any expenditure, except for expenditure reasonably incurred in the ordinary course of owning, operating, maintaining and repairing its Ship.

22.15	Limited liability membership interests

(a)	The Parent Guarantor shall not purchase, cancel or redeem any of limited liability membership interests in either of the Borrowers;

(b)	No Borrower shall appoint any further officer of that Borrower (unless the provisions of the Shares Security applicable to that Borrower are complied with).

22.16	Dividends

(a)	No Borrower shall make or pay any dividend or other distribution (in cash or in kind) in respect of its limited liability membership interests if:

(i)	an Event of Default has occurred or is continuing or would result from such payment or distribution; and

(ii)	the balance standing to the credit of the Earnings Account in respect of that Borrower at the relevant time is less than $500,000;

(b)
The Parent Guarantor shall not make or pay any dividends or other distributions in cash or in kind in respect of its shared capital if an Event of Default has occurred or is continuing or would result from such payment or distribution.

22.17	Accounts

No Borrower shall open or maintain any account with any bank or financial institution except its Earnings Account and its Minimum Liquidity Account and accounts with the Facility Agent or the Security Agent for the purposes of the Finance Documents.

22.18	Borrower's Minimum liquidity

Each Borrower will maintain to the credit of its Minimum Liquidity Account an amount of not less than $500,000 in respect of its Ship as from the Utilisation Date of the Tranche relative to that Ship and at all other times during the Security Period.

22.19	Other transactions

No Borrower shall:

(a)	be the creditor in respect of any loan or any form of credit to any person other than another Obligor and where such loan or form of credit is Permitted Financial indebtedness;

(b)
give or allow to be outstanding any guarantee or indemnity to or for the benefit of any person in respect of any obligation of any other person or enter into any document under which that Borrower assumes any liability of any other person other than any guarantee or indemnity given under the Finance Documents.

(c)	enter into any material agreement other than:

(i)	the Transaction Documents;

(ii)	any other agreement expressly allowed under any other term of this Agreement; and

(d)	enter into any transaction on terms which are, in any respect, less favourable to that Borrower than those which it could obtain in a bargain made at arms' length; or

(e)	acquire any shares or other securities other than US or UK Treasury bills and certificates of deposit issued by major North American or European banks.

22.20	Unlawfulness, invalidity and ranking; Security imperilled

No Obligor shall, and the Obligors shall procure that no other Transaction Obligor will, (and the Parent Guarantor shall ensure that no other member of the Group will) do (or fail to do) or cause or permit another person to do (or omit to do) anything which is likely to:

(a)	make it unlawful for an Obligor to perform any of its obligations under the Transaction Documents;

(b)	cause any obligation of an Obligor under the Transaction Documents to cease to be legal, valid, binding or enforceable;

(c)	cause any Transaction Document to cease to be in full force and effect;

(d)	cause any Transaction Security to rank after, or lose its priority to, any other Security; and

(e)	imperil or jeopardise the Transaction Security.

22.21	Further assurance

(a)
Each Obligor shall (and the Parent Guarantor shall procure that any other Transaction Obligor will) promptly, and in any event within the time period specified by the Security Agent do all such acts (including procuring or arranging any registration, notarisation or authentication or the giving of any notice) or execute or procure execution of all such documents (including assignments, transfers, mortgages, charges, notices, instructions, acknowledgments, proxies and powers of attorney), as the Security Agent may specify (and in such form as the Security Agent may require in favour of the Security Agent or its nominee(s)):

(i)
to create, perfect, vest in favour of the Security Agent or protect the priority of the Security or any right or any kind created or intended to be created under or evidenced by the Finance Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent, any Receiver or the Secured Parties provided by or pursuant to the Finance Documents or by law;

(ii)
to confer on the Security Agent or confer on the Secured Parties Security over any property and assets of that Transaction Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Finance Documents;

(iii)
to facilitate or expedite the realisation and/or sale of, the transfer of title to or the grant of, any interest in or right relating to the assets which are, or are intended to be, the subject of the Transaction Security or to exercise any power specified in any Finance Document in respect of which the Security has become enforceable; and/or

(iv)	to enable or assist the Security Agent to enter into any transaction to commence, defend or conduct any proceedings and/or to take any other action relating to any item of the Security Property.

(b)
Each Obligor shall, and shall procure that each other Transaction Obligor will, take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Secured Parties by or pursuant to the Finance Documents.

22.22	Money Laundering

The Obligors undertake throughout the Security Period to:

(a)
provide the Lenders with information, certificates and any documents required by the Lenders to ensure compliance with any law, official requirement or other regulatory measure or procedure implemented to combat Money Laundering; and

(b)
notify the Lenders as soon as it becomes aware of any matters evidencing that a breach of any law, official requirement or other regulatory measure or procedure implemented to combat Money Laundering may or is about to occur.

23	INSURANCE UNDERTAKINGS

23.1	General

The undertakings in this Clause 23 (Insurance Undertakings) remain in force, in respect of each Borrower, from the Utilisation Date relative to the Ship of that Borrower throughout the rest of the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.

23.2	Maintenance of obligatory insurances

Each Borrower shall keep the Ship owned by it insured at its expense against:

(a)	fire and usual marine risks (including hull and machinery and excess risks);

(b)	war risks (extended to cover piracy and terrorism if those risks are excluded from the fire and usual marine risks cover);

(c)	protection and indemnity risks (without exclusion of any Environmental Incident); and

(d)
any other risks against which the Facility Agent acting on the instructions of the Majority Lenders, considers are reasonable for a prudent shipowner or operator to insure against and which are generally insured against by leading operators of vessels of similar age and type to the Ships and/or engaged in similar trades.

23.3	Terms of obligatory insurances

Each Borrower shall effect such insurances:

(a)	in dollars;

(b)	in the case of fire and usual marine risks and war risks, in an amount on an agreed value basis at least the greater of:

(i)	together with the amount for which the other Mortgaged Ship is insured and any prior ranking Security on either Ship, 120 per cent. of the Loan; and

(ii)	the Market Value of that Ship;

(c)
in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry with the International Group of Protection and Indemnity Associations or if the International Group of Protection and Indemnity Associations cease to exist or operate, leading protection and indemnity associations managed in London or Scandinavia;

(d)	in the case of protection and indemnity risks, in respect of the full tonnage of its Ship;

(e)	on approved terms; and

(f)
through Approved Brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations.

23.4	Further protections for the Finance Parties

In addition to the terms set out in Clause 23.3 (Terms of obligatory insurances), each Borrower shall procure that the obligatory insurances effected by it shall:

(a)	name that Borrower as the sole named assured unless the interest of every other named assured is limited:

(i)	in respect of any obligatory insurances for hull and machinery and war risks;

(A)	to any provable out-of-pocket expenses that it has incurred and which form part of any recoverable claim on underwriters; and

(B)	to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against it); and

(ii)
in respect of any obligatory insurances for protection and indemnity risks, to any recoveries it is entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against it;

and every other named assured has undertaken in writing to the Security Agent (in such form as it requires) that any deductible shall be apportioned between that Borrower and every other named assured in proportion to the gross claims made or paid by each of them and that it shall do all things necessary and provide all documents, evidence and information to enable the Security Agent to collect or recover any moneys which at any time become payable in respect of the obligatory insurances;

(b)	name the Security Agent as loss payee with such directions for payment as the Facility Agent may specify;

(c)	provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Agent shall be made without set off, counterclaim or deductions or condition whatsoever;

(d)	provide that the obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Agent or any other Finance Party; and

(e)	provide that the Security Agent may make proof of loss if that Borrower fails to do so.

23.5	Renewal of obligatory insurances

Each Borrower shall:

(a)	at least 21 days before the expiry of any obligatory insurance effected by it:

(i)
notify the Facility Agent of the Approved Brokers (or other insurers) and any protection and indemnity or war risks association through or with which it proposes to renew that obligatory insurance and of the proposed terms of renewal; and

(ii)	obtain the Facility Agents' approval to the matters referred to in sub-paragraph (i) of paragraph (a) above;

(b)	at least 14 days before the expiry of any obligatory insurance, renew that obligatory insurance in accordance with the Facility Agent's approval pursuant to paragraph (a) above; and

(c)
procure that the approved brokers and/or the approved war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Facility Agent in writing of the terms and conditions of the renewal.

23.6	Copies of policies; letters of undertaking

Each Borrower shall ensure that the Approved Brokers provide the Security Agent with:

(a)	pro forma copies of all policies relating to the obligatory insurances which they are to effect or renew; and

(b)	a letter or letters or undertaking in a form required by the Facility Agent having regard to market practice and including undertakings by the Approved Brokers that:

(i)
they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 23.4 (Further protections for the Finance Parties);

(ii)	they will hold such policies, and the benefit of such insurances, to the order of the Security Agent in accordance with such loss payable clause;

(iii)	they will advise the Security Agent immediately of any material change to the terms of the obligatory insurances;

(iv)
they will, if they have not received notice of renewal instructions from the relevant Borrower or its agents, notify the Security Agent not less than 14 days before the expiry of the obligatory insurances;

(v)	if they receive instructions to renew the obligatory insurances, they will promptly notify the Facility Agent of the terms of the instructions;

(vi)
they will not set off against any sum recoverable in respect of a claim relating to the Ship owned by that Borrower under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of that Ship or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts; and

(vii)	they will arrange for a separate policy to be issued in respect of the Ship owned by that Borrower forthwith upon being so requested by the Facility Agent.

23.7	Copies of certificates of entry

Each Borrower shall ensure that any protection and indemnity and/or war risks associations in which the Ship owned by it is entered provide the Security Agent with:

(a)	a certified copy of the certificate of entry for that Ship;

(b)	a letter or letters of undertaking in the form prescribed by the rules of that association or such other form as may be required by the Facility Agent; and

(c)	a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to that Ship.

23.8	Deposit of original policies

Each Borrower shall ensure that all policies relating to obligatory insurances effected by it are deposited with the Approved Brokers through which the insurances are effected or renewed.

23.9	Payment of premiums

Each Borrower shall punctually pay all premiums or other sums payable in respect of the obligatory insurances effected by it and produce all relevant receipts when so required by the Facility Agent or the Security Agent.

23.10	Guarantees

Each Borrower shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

23.11	Compliance with terms of insurances

(a)
No Borrower shall do or omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part.

(b)	Without limiting paragraph (a) above, each Borrower shall:

(i)
take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in sub-paragraph (iii) of paragraph (b) of Clause 23.6 (Copies of policies; letters of undertaking)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Facility Agent has not given its prior approval;

(ii)	not make any changes relating to the classification or classification society or manager or operator of the Ship owned by it approved by the underwriters of the obligatory insurances;

(iii)
make (and promptly supply copies to the Facility Agent of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ship owned by it is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(iv)	not employ the Ship owned by it, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

23.12	Alteration to terms of insurances

No Borrower shall make or agree to any alteration to the terms of any obligatory insurance or waive any right relating to any obligatory insurance.

23.13	Settlement of claims

Each Borrower shall:

(a)	not settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty; and

(b)
do all things necessary and provide all documents, evidence and information to enable the Security Agent to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

23.14	Provision of copies of communications

Each Borrower shall provide the Security Agent, at the time of each such communication, with copies of all written communications between that Borrower and:

(a)	the Approved Brokers;

(b)	the approved protection and indemnity and/or war risks associations; and

(c)	the approved insurance companies and/or underwriters, which relate directly or indirectly to:

(i)	that Borrower's obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

(ii)
any credit arrangements made between that Borrower and any of the persons referred to in paragraphs (a) or (b) above relating wholly or partly to the effecting or maintenance of the obligatory insurances.

23.15	Provision of information

Each Borrower shall promptly provide the Facility Agent (or any persons which it may designate) with any information which the Facility Agent (or any such designated person) requests for the purpose of:

(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)
effecting, maintaining or renewing any such insurances as are referred to in Clause 23.16 (Mortgagee's interest and additional perils (pollution) insurances) or dealing with or considering any matters relating to any such insurances, and the Borrowers shall, forthwith upon demand, indemnify the Security Agent in respect of all fees and other expenses incurred by or for the account of the Security Agent in connection with any such report as is referred to in paragraph (a) above.

23.16	Mortgagee's interest and additional perils (pollution) insurances

(a)
The Security Agent shall be entitled from time to time to effect, maintain and renew a mortgagee's interest marine insurance ("MII"), and a mortgagee's interest additional perils (pollution) insurance ("MIIAP") on such terms, through such insurers and generally in such manner as the Security Agent may from time to time consider appropriate.

(b)	The insurance referred to in paragraph (a) above shall be in the case of Mll in an amount equal to 110 per cent. of the Loan.

(c)
The MIIAP insurance referred to in paragraph (a) shall not be required if and for so long as the Borrowers have expressly confirmed in writing that the Ships will not enter territorial waters of the United States or the territorial waters of any other state which has in force pollution liability law and/or practice which, in the reasonable opinion of the Facility Agent, is equivalent to the Oil Pollution Act of 1990 of the United States and/or the practices applied thereunder.

(d)
The Borrowers shall upon demand fully indemnify the Security Agent in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any insurance referred to in paragraph (a) above (subject to paragraph (c) above) or dealing with, or considering, any matter arising out of any such insurance.

24	GENERAL SHIP UNDERTAKINGS

24.1	General

The undertakings in this Clause 24 (General Ship Undertakings) remain in force, in the case of each Borrower, on and from the Utilisation Date in relation to the Ship owned by that Borrower and throughout the rest of the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit (in the case of sub-paragraph (c) of Clause 24.2 (Ships' names and registration) such permission not to be unreasonably withheld).

24.2	Ships' names and registration

Each Borrower shall, in respect of the Ship owned by it:

(a)	keep that Ship registered in its name under the Approved Flag from time to time at its port of registration;

(b)	not do or allow to be done anything as a result of which such registration might be suspended, cancelled or imperilled; and

(c)	not change the name of that Ship,

provided that any change of flag of a Ship shall be subject to:

(i)	the intended change of flag is acceptable to all Lenders;

(ii)
that Ship remaining subject to Security securing the Secured Liabilities created by a first priority or preferred ship mortgage on that Ship and, if appropriate, a first priority Deed of Covenant collateral to that mortgage (or equivalent first priority Security) on substantially the same terms as the Mortgage on that Ship and, if applicable, related Deed of Covenant and on such other terms and in such other form as the Facility Agent, acting with the authorisation of the Majority Lenders, shall approve or require; and

(iii)	the execution of such other documentation amending and supplementing the Finance Documents as the Facility Agent, acting with the authorisation of the Majority Lenders, shall approve or require.

24.3	Repair and classification

Each Borrower shall keep the Ship owned by it in a good and safe condition and state of repair:

(a)	consistent with first class ship ownership and management practice; and

(b)	so as to maintain highest possible class free of overdue recommendations and conditions affecting that Ship's class.

24.4	Modifications

No Borrower shall make any modification or repairs to, or replacement of, either Ship or equipment installed on it which would or might materially alter the structure, type or performance characteristics of that Ship or materially reduce its value.

24.5	Removal and installation of parts

(a)	Subject to paragraph (b) below, no Borrower shall remove any material part of either Ship, or any item of equipment installed on either Ship unless the part or item so removed:

(i)	is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed;

(ii)	is free from any Security in favour of any person other than the Security Agent; and

(iii)	becomes, on installation on that Ship, the property of that Borrower and subject to the security constituted by the Mortgage on that Ship and, if applicable, the related Deed of Covenant.

(b)	A Borrower may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship owned by that Borrower.

24.6	Surveys

Each Borrower shall submit the Ship owned by it regularly to all periodic or other surveys which may be required for classification purposes and, if so required by the Facility Agent acting on the instructions of the Majority Lenders, provide the Facility Agent, with copies of all survey reports.

24.7	Inspection

Each Borrower shall (at its cost) permit the Security Agent (acting through surveyors or other persons appointed by it for that purpose) to board the Ship owned by it at all reasonable times to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections.

24.8	Prevention of and release from arrest

(a)           Each Borrower shall, in respect of the Ship owned by it, promptly discharge:

(i)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against that Ship, its Earnings or its Insurances;

(ii)	all Taxes, dues and other amounts charged in respect of that Ship, its Earnings or its Insurances; and

(iii)	all other outgoings whatsoever in respect of that Ship, its Earnings or its Insurances.

(b)
Each Borrower shall immediately and, forthwith upon receiving notice of the arrest of the Ship owned by it or of its detention in exercise or purported exercise of any lien or claim, procure its release by providing bail or otherwise as the circumstances may require.

24.9	Compliance with laws etc.

Each Borrower shall:

(a)	comply, or procure compliance with all laws or regulations:

(i)	relating to its business generally; and

(ii)	relating to the Ship owned by it, its ownership, employment, operation, management and registration,

including the ISM Code, the ISPS Code, all Environmental Laws, all Sanctions and the laws of the Approved Flag;

(b)	obtain, comply with and do all that is necessary to maintain in full force and effect any Environment Approvals; and

(c)
without limiting paragraph (a) above, not employ the Ship owned by it nor allow its employment, operation or management in any manner contrary to any law or regulation including but not limited to the ISM Code, the ISPS Code, all Environmental Laws and all Sanctions.

24.10	ISPS Code

Without limiting paragraph (a) of Clause 24.9 (Compliance with laws etc.), each Borrower shall:

(a)	procure that the Ship owned by it and the company responsible for that Ship's compliance with the ISPS Code comply with the ISPS Code; and

(b)	maintain an ISSC for that Ship; and

(c)	notify the Facility Agent immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC.

24.11	Trading in war zones

In the event of hostilities in any part of the world (whether war is declared or not), no Borrower shall cause or permit either Ship to enter or trade to any zone which is declared a war zone by any government or by that Ship's war risks insurers unless:

(a)	the prior written consent of the war risk insurers has been given; and

(b)	that Borrower has (at its expense) effected any special, additional or modified insurance cover which the war risk insurers may require.

24.12	Provision of information

Without prejudice to Clause 20.5 (Information: miscellaneous) each Borrower shall, in respect of the Ship owned by it, promptly provide the Facility Agent with any information which it requests regarding:

(a)	that Ship, its employment, position and engagements;

(b)	the Earnings and payments and amounts due to its master and crew;

(c)
any expenditure incurred, or likely to be incurred, in connection with the operation, maintenance or repair of that Ship and any payments made by it in respect of that Ship exceeding an amount of $500,000 (or the equivalent in any other currency);

(d)	any towages and salvages; and

(e)	its compliance, the Approved Manager's compliance and the compliance of that Ship with the ISM Code and the ISPS Code,

and, upon the Facility Agent's request, provide copies of any current Charter or sub-charter relating to that Ship, of any current guarantee of any such charter, the Ship's Safety Management Certificate and any relevant Document of Compliance.

24.13	Notification of certain events

Each Borrower shall, in respect of the Ship owned by it, immediately notify the Facility Agent by fax, confirmed forthwith by letter of:

(a)	any casualty to that Ship which is or is likely to be or to become a Major Casualty;

(b)	any occurrence as a result of which that Ship has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c)	any requisition of that Ship for hire;

(d)	any requirement or recommendation made in relation to that Ship by any insurer or classification society or by any competent authority which is not immediately complied with;

(e)	any arrest or detention of that Ship, any exercise or purported exercise of any lien on that Ship or the Earnings or any requisition of that Ship for hire;

(f)	any intended dry docking of that Ship;

(g)	any Environmental Claim made against that Borrower, any other member of the Group or in connection with that Ship or any other Fleet Vessel, or any Environmental Incident;

(h)
any claim for breach of the ISM Code or the ISPS Code being made against that Borrower, an Approved Manager, any other member of the Group or otherwise in connection with that Ship or any other Fleet Vessel; or

(i)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with,

and each Borrower shall keep the Facility Agent advised in writing on a regular basis and in such detail as the Facility Agent shall require as to that Borrower's, any such Approved Manager's or any other person's response to any of those events or matters.

24.14	Restrictions on chartering, appointment of managers etc.

No Borrower shall, in relation to the Ship owned by it:

(a)	let that Ship on demise charter for any period;

(b)	enter into any time or consecutive voyage charter in respect of that Ship other than a Permitted Charter;

(c)	appoint a manager of that Ship other than the Approved Commercial Manager and the Approved Technical Manager or agree to any alteration to the terms of an Approved Manager's appointment;

(d)	de-activate or lay-up that Ship; or

(e)
put that Ship into the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed $250,000 (or the equivalent in any other currency) unless that person has first given to the Security Agent and in terms satisfactory to it a written undertaking not to exercise any lien on that Ship or its Earnings for the cost of such work or for any other reason.

24.15	Notice of Mortgage

Each Borrower shall keep the relevant Mortgage registered against the Ship owned by it as a valid first priority or, as the case may be, preferred mortgage, carry on board that Ship a certified copy of the relevant Mortgage and place and maintain in a conspicuous place in the navigation room and the master's cabin of that Ship a framed printed notice stating that that Ship is mortgaged by that Borrower to the Security Agent.

24.16	Sharing of Earnings

No Borrower shall enter into any agreement or arrangement for the sharing of any Earnings other than any profit sharing or pool arrangements in respect of either Ship subject to such arrangements being notified to the Facility Agent on or prior to the date on which that Ship shall become subject to such arrangements.

24.17	Charterparty Assignment

If a Borrower enters into any Assignable Charter:

(a)
if such Assignable Charter is a time charterparty the duration of which exceeds or is capable of exceeding, by virtue of any optional extensions, 12 months that Borrower shall promptly after the date of such Charter enter into a Charterparty Assignment and the assignment contemplated thereunder shall be notified to, acknowledged by, the relevant charterer and any charter guarantor in accordance with the terms of such Charterparty Assignment; and

(b)
if such Assignable Charter is any bareboat charter, that Borrower shall promptly after the date of such Charter enter into a Charterparty Assignment and the assignment contemplated thereunder shall be notified to, acknowledged by, the relevant charterer and any charter guarantor in accordance with the terms of such Charterparty Assignment and shall procure that the relevant bareboat charterer executes in favour of the Security Agent an assignment of (inter alia) all its rights, title and interest in and to the Insurances in respect of that Ship effected either by that Borrower by the bareboat charterer and a customary letter of undertaking in favour of the Security Agent whereby (inter alia) the interests of the bareboat charterer under the bareboat charter are subordinated to the interests of the Security Agent under the Finance Documents, and shall additionally deliver to the Facility Agent such other documents equivalent to those referred to at paragraphs 1.1, 1.2, 1.3, 1.4, 2 and 4 of Schedule 2, Part A as the Facility Agent may require.

24.18	Notification of compliance

Each Borrower shall promptly provide the Facility Agent from time to time with evidence (in such form as the Facility Agent requires) that it is complying with this Clause 24 (General Ship Undertakings).

24.19	Civil merchant trading

Each Borrower shall ensure that the Ship owned by it shall only be used as a civil merchant trading ship.

24.20	German resident finance party

(a)
To the extent a Finance Party is resident in Germany ("Inlander") within the meaning of Section 2 Paragraph 15 of the German foreign trade and payment act (AWG AuBenwirtschaftsgesetz) and therefore subject to Section 7 of the AWV would not permitted to accept a representation or an undertaking that is made or to be made or is be granted or is to be granted by a Transaction Obligor with respect to Sanctions under this Agreement, such Finance Party shall not, in the event of a breach by a Transaction Obligor of any such representation or undertaking be entitled to invoke or declare an Event of Default or vote for a cancellation of the Total Commitments and immediate repayment of the Loan in accordance with Clause 28.20 (Acceleration).

(b)
The representations in Clause 20 (Representations) given by, and the undertakings in Clause 23.2 (Compliance with laws) of, any Transaction Obligor to any Finance Party resident in Germany ("Inlander") within the meaning of Section 2 Para. 15 of the AWV are granted only to the extent that such Finance Party itself would be permitted to receive such representations or undertakings pursuant to Section 7 of the AWV.

(c)
On any matter referred to in paragraph (a) above in respect of which the Lenders are to vote but in respect of which a German-resident Lender to whom paragraph (a) above applies shall not vote in accordance with such paragraph:

(i)
for the purposes of determining whether approval of the Majority Lenders is obtained the references in the definition of "Majority Lenders" to 66.67 per cent. of the Total Commitments and to 66.67 per cent. of the Loan shall for this purpose be construed to refer to 66.67 per cent. of the Total Commitments or, as the case may be, the Loan only taking account of the other Commitments of, or as the case may be, the participation in the Loan of, the Lenders and ignoring the Commitment of or, as the case may be, the participation in the Loan of, the German-resident Lender; and an action taken by the Majority Lenders as such definition is modified by this paragraph (c) shall be valid in the applicable circumstances and binding all Parties; and

(ii)
for the purposes of determining whether the approval of all Lenders is obtained, all Lenders shall be construed to mean the other Lenders ignoring the German-resident Lender and an action taken by all Lenders as modified by this paragraph (c) shall be valid in the applicable circumstances and binding on all Parties.

25          SECURITY COVER

25.1       Minimum required security cover

Clause 25.2 (Provision of additional security; prepayment) applies if the Facility Agent notifies the Borrowers that:

(i)	aggregate Market Value of the Mortgaged Ships; plus

(ii)	the aggregate balances standing to the credit of the Minimum Liquidity Accounts at the relevant time; plus

(iii)	the net realisable value of additional Security previously provided under this Clause 25.1 (Minimum required security cover),

is below 130 per cent. of the aggregate principal amount outstanding for the time being of the borrowings under the Facility.

25.2	Provision of additional security; prepayment

(a)
If the Facility Agent serves a notice on the Borrowers under Clause 25.1 (Minimum required security cover), the Borrowers shall, on or before the date falling 15 Business Days after the date (the "Prepayment Date") on which the Facility Agent's notice is served, prepay such part of the Loan as shall eliminate the shortfall.

(b)
A Borrower may, instead of making a prepayment as described in paragraph (a) above, provide, or ensure that a third party has provided, additional security which, in the opinion of the Facility Agent acting on the instructions of the Majority Lenders,

(i)	has a net realisable value at least equal to the shortfall; and

(ii)	is documented in such terms as the Facility Agent may approve or require,

before the Prepayment Date; and conditional upon such security being provided in such manner, it shall satisfy such prepayment obligation.

25.3	Value of additional vessel security

The net realisable value of any additional security which is provided under Clause 25.2 (Provision of additional security; prepayment) and which consists of Security over a vessel shall be the Market Value of the vessel concerned.

25.4	Valuations binding

Any valuation under this Clause 25 (Security Cover) shall be binding and conclusive as regards each Borrower.

25.5	Provision of information

(a)
Each Borrower shall promptly provide the Facility Agent and any shipbroker acting under this Clause 25 (Security Cover) with any information which the Facility Agent or the shipbroker may request for the purposes of the valuation.

(b)
If a Borrower fails to provide the information referred to in paragraph (a) above by the date specified in the request, the valuation may be made on any basis and assumptions which the shipbroker or the Facility Agent considers prudent.

25.6	Prepayment mechanism

Any prepayment pursuant to Clause 25.2 (Provision of additional security; prepayment) shall be made in accordance with the relevant provisions of Clause 7 (Repayment and Cancellation) are treated as a voluntary prepayment pursuant to Clause 7.4 (Voluntary prepayment of Loan) for the avoidance of doubt no fee shall be payable in connection with such prepayment in accordance with Clause 11.3 (Prepayment or cancelation fee).

25.7	Provision of valuations and determination of Market Value

(a)	The Borrowers shall provide valuations of the Ships as required in relation to each Utilisation and otherwise, on each Testing Date and at any other time whilst an Event of Default is continuing.

(b)	The cost of valuations made in compliance with paragraph (a) above shall be borne or reimbursed by the Borrowers.

(c)	Each valuation shall be made by two Approved Valuers one selected by the Borrowers and the other by the Facility Agent.

(d)	The selected Approved Valuers shall value each Ship or other vessel;

(i)	with or without physical inspection (as the Facility Agent may require);

(ii)	on the basis of a sale for prompt delivery for cash on normal arm's length commercial terms as between a willing seller and a willing buyer, free of any Charter.

(e)
The Market Value of each Ship or other vessel shall be the arithmetic mean of the two valuations provided by the selected Approved Valuers (with the arithmetic mean of any range to apply, if an Approved Valuer gives a range).

(f)
The valuations required by this clause 25.7 (Provision of valuations and determination of Market Value) shall be made as close as reasonably practical before the date on which each Compliance Certificate is required to be delivered in accordance with Clause 20.3 (Compliance Certificate) and shall be made together with, for purposes of each Compliance Certificate, valuations of other vessels owned by any member of the Group as referred to in the definition of Market Value.

26	APPLICATION OF EARNINGS

26.1	Payment of Earnings

Each Borrower shall ensure that subject only to the provisions of the General Assignment or, as the case may be, Deed of Covenant to which it is a party, all the Earnings in respect of the Ship owned by it are paid in to its Earnings Account.

26.2	Location of accounts

Each Borrower shall promptly:

(a)	comply with any requirement of the Facility Agent as to the location or relocation of its Earnings Account and its Minimum Liquidity Account (or any of them); and

(b)
execute any documents which the Facility Agent specifies to create or maintain in favour of the Security Agent Security over (and/or rights of set-off, consolidation or other rights in relation to) the Earnings Accounts and its Minimum Liquidity Account.

27	EVENTS OF DEFAULT

27.1	General

Each of the events or circumstances set out in this Clause 27 (Events of Default) is an Event of Default except for Clause 27.19 (Acceleration) and Clause 27.20 (Enforcement of security).

27.2	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by:

(i)	administrative or technical error; or

(ii)	a Disruption Event; and

(b)	payment is made within three Business Days of its due date or, as the case may be, the date of demand.

27.3	Specific obligations

A breach occurs of Clause 4.4 (Waiver of conditions precedent), Clause 7.3 (Change of control), 21.2(c) and (d) (Financial Statements), Clause 21 (Financial Covenants), Clause 22.8 (Title), Clause 22.9 (Negative pledge), Clause 22.20 (Unlawfulness, invalidity and ranking; Security imperilled), Clause 23,2 (Maintenance of obligatory insurances), Clause 23.3 (Terms of obligatory insurances), Clause 23.5 (Renewal of obligatory insurances) or Clause 25 (Security Cover).

27.4	Other obligations

(a)	A Transaction Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 27.2 (Non-payment) and Clause 27.3 (Specific obligations)).

(b)
No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within ten Business Days of the Facility Agent giving notice to the Borrowers or (if earlier) any Transaction Obligor becoming aware of the failure to comply.

27.5	Misrepresentation

(a)
Any representation or statement made or deemed to be made by a Transaction Obligor in the Finance Documents or any other document delivered by or on behalf of any Transaction Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made.

(b)
No Event of Default under paragraph (a) will occur if, in the reasonable opinion of the Facility Agent (acting on the instructions of all Lenders), the facts or circumstances which make the representation or statement incorrect or misleading do not have a Material Adverse Effect.

27.6	Cross default

(a)	Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(d)
Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

27.7	Insolvency

(a)	A member of the Group:

(i)	is unable or admits inability to pay its debts as they fall due;

(ii)	is, or is declared to, be unable to pay its debts under applicable law;

(iii)
suspends or threatens to suspend making payments on any of its debts unless such suspension or threat of suspension is solely related to any dispute initiated, or claim made, by that member of the Group acting in good faith regarding which the Facility Agent deems, in its reasonable opinion, that:

(A)	that member of the Group would be successful in the relevant dispute or, as the case may be, its claim; and

(B)	all appropriate steps have been taken on the part of that member of the Group; or

(iv)
by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any member of the Group is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	A moratorium is declared in respect of any indebtedness of any member of the Group. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

27.8	Insolvency proceedings

(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)
the suspension of payments, a moratorium of any indebtedness, seeking bankruptcy protection, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group other than a solvent liquidation or reorganisation of any member of the Group which is not a Transaction Obligor;

(ii)	a composition, compromise, assignment or arrangement with any creditor of any member of the Group;

(iii)
the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not a Transaction Obligor), receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any member of the Group or any of its assets; or

(iv)	enforcement of any Security over any assets of any member of the Group, or any analogous procedure or step is taken in any jurisdiction.

(b)	Paragraph (a) above shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement.

27.9	Creditors' process

Any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects any material asset or assets of any member of the Group.

In this Clause 27.9 (Creditors' process) "material" asset or assets means:

(a)	in the case of each Borrower, any asset owned by that Borrower;

(b)	in the case of the Parent Guarantor, any asset or group of assets being equal or exceeding in value 51 per cent. of the Market Adjusted Total Assets; and

(c)	in the case of any other member of the Group, any Ship owned by that member of the Group.

27.10	Ownership of the Obligors

An Obligor (other than the Parent Guarantor) is not or ceases to be a directly or indirectly owned Subsidiary of the Parent Guarantor.

27.11	Unlawfulness, invalidity and ranking

(a)	It is or becomes unlawful for a Transaction Obligor to perform any of its obligations under the Finance Documents.

(b)	Any obligation of a Transaction Obligor under the Finance Documents is not (subject to the Legal Reservations) or ceases to be legal, valid, binding or enforceable.

(c)
Any Finance Document ceases to be in full force and effect or to be continuing or is or purports to be determined or any Transaction Security is alleged by a party to it (other than a Finance Party) to be ineffective.

(d)	Any Transaction Security proves to have ranked after, or loses its priority to, any other Security.

27.12	Security imperilled

Any Security created or intended to be created by a Finance Document is in any way imperilled or in jeopardy.

27.13	Cessation of business

Any Transaction Obligor suspends or ceases to carry on (or threatens to suspend or ceases to carry on) all or a material part of its business.

27.14	Expropriation

The authority or ability of any member of the Group to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any member of the Group or any of its assets.

27.15	Repudiation and rescission of agreements and termination of Approved Charters

(a)
A Transaction Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Transaction Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Transaction Document or any Transaction Security.

(b)
Either of the Approved Charters is terminated and/or rescinded or purports to be rescinded other than by effluxion of time and is not replaced within thirty days with a duly negotiated and signed Assignable Charter acceptable to all the Lenders.

27.16	Litigation

Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened in relation to any of the Transaction

Documents or the transactions contemplated in any of the Transaction Documents or against any member of the Group or its assets which in the opinion of the Facility Agent (acting on the instructions of the Majority Lenders) has or is reasonably likely to have a Material Adverse Effect.

27.17	Material Adverse Effect

Any event or circumstance occurs which in the opinion of the Facility Agent (acting on the instructions of all the Lenders) has or is reasonably likely to have a Material Adverse Effect.

27.18	Sanctions

(a)
Any of the Obligors, or any other member of the Group or any Affiliate of any of them becomes a Prohibited Person or becomes owned or controlled by, or acts directly or indirectly on behalf of, a Prohibited Person or any of such persons becomes the owner or controller of a Prohibited person;

(b)
Any proceeds of the Loan is made available, directly or indirectly, to or for the benefit of a Prohibited Person or otherwise is, directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions;

(c)	Any Obligor or other member of the Group or any Affiliate of any of them is not in compliance with all Sanctions.

27.19	Acceleration

On and at any time after the occurrence of an Event of Default the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrowers:

(a)	cancel the Total Commitments, whereupon they shall immediately be cancelled;

(b)
declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon it shall become immediately due and payable; and/or

(c)	declare that all or part of the Loan be payable on demand, whereupon it shall immediately become payable on demand by the Facility Agent acting on the instructions of the Majority Lenders,

and the Facility Agent may serve notices under paragraphs (a), (b) and (c) above simultaneously or on different dates and the Security Agent may take any action referred to in Clause 27.20 (Enforcement of security) if no such notice is served or simultaneously with or at any time after the service of any of such notice.

27.20	Enforcement of security

On and at any time after the occurrence of an Event of Default which is continuing the Security Agent may, and shall if so directed by the Majority Lenders, take any action which, as a result of the Event of Default or any notice served under Clause 27.19 (Acceleration), the Security Agent is entitled to take under any Finance Document or any applicable law or regulation.

SECTION 9

CHANGES TO PARTIES

28	CHANGES TO THE LENDERS

28.1	Assignments and transfers by the Lenders

Subject to this Clause 28 (Changes to the Lenders), a Lender (the "Existing Lender") may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

under the Finance Documents to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "New Lender").

28.2	Conditions of assignment or transfer

(a)	The consent of the Borrowers is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is:

(i)	to another Lender or an Affiliate of a Lender;

(ii)	if the Existing Lender is a fund, to a fund which is a Related Fund; or

(iii)	made at a time when a Default is continuing.

(b)
The consent of the Borrowers to an assignment or transfer must not be unreasonably withheld or delayed. Each Borrower will be deemed to have given its consent 10 days after the Existing Lender has requested it unless consent is expressly refused by that Borrower within that time.

(c)	An assignment will only be effective on:

(i)
receipt by the Facility Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Secured Parties as it would have been under if it were an Original Lender; and

(ii)
performance by the Facility Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Facility Agent shall promptly notify to the Existing Lender and the New Lender.

(d)	A transfer will only be effective if the procedure set out in Clause 28.5 (Procedure for transfer) is complied with.

(e)	if:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)	as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or

Lender acting through its new Facility Office under Clause 12 (Tax Gross Up and Indemnities) or Clause 13 (Increased Costs),

then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This paragraph (e) shall not apply in respect of an assignment or transfer made in the ordinary course of the primary syndication of the Facility.

(f)
Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

28.3	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of $5,000 which cannot be demanded from, or claimed against, any of the Obligors.

28.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Transaction Security or any other documents;

(ii)	the financial condition of any Transaction Obligor;

(iii)	the performance and observance by any Transaction Obligor of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties and the Secured Parties that it:

(i)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Transaction Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Finance Document or the Transaction Security; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Transaction Obligor and its related entities throughout the Security Period.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 28 (Changes to the Lenders); or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Transaction Obligor of its obligations under the Finance Documents or otherwise.

28.5	Procedure for transfer

(a)
Subject to the conditions set out in 28.2 (Conditions of assignment or transfer), a transfer is effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with this Agreement and delivered in accordance with this Agreement, execute that Transfer Certificate.

(b)
The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	Subject to Clause 28.9 (Pro rata interest settlement), on the Transfer Date:

(i)
to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents (other than any Hedging Agreement) and in respect of the Transaction Security, each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents (other than any Hedging Agreement) and in respect of the Transaction Security and their respective rights against one another under the Finance Documents (other than any Hedging Agreement) and in respect of the Transaction Security shall be cancelled (being the "Discharged Rights and Obligations");

(ii)
each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)
the Facility Agent, the Security Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Security Agent, the Arranger and the Existing Lenders shall each be released from further obligations to each other under the Finance Documents (other than any Hedging Agreement); and

(iv)	the New Lender shall become a Party as a "Lender".

28.6	Procedure for assignment

(a)
Subject to the conditions set out in Clause 28.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)
The Facility Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	Subject to Clause 28.9 (Pro rata interest settlement), on the Transfer Date:

(i)
the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents (other than any Hedging Agreement) and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)
the Existing Lender will be released from the obligations (the "Relevant Obligations") expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)	the New Lender shall become a Party as a "Lender" and will be bound by obligations equivalent to the Relevant Obligations.

(d)
Lenders may utilise procedures other than those set out in this Clause 28.6 (Procedure for assignment) to assign their rights under the Finance Documents (other than any Hedging Agreement) (but not, without the consent of the relevant Obligor or unless in accordance with Clause 28.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 28.2 (Conditions of assignment or transfer).

28.7	Copy of Transfer Certificate or Assignment Agreement to Borrowers

The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrowers a copy of that Transfer Certificate or Assignment Agreement.

28.8	Security over Lenders' rights

In addition to the other rights provided to Lenders under this Clause 28 (Changes to the Lenders), each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)
in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)
require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

28.9	Pro rata interest settlement

If the Facility Agent has notified the Lenders that it is able to distribute interest payments on a "pro rata basis" to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 28.5 (Procedure for transfer) or any assignment pursuant to Clause 28.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(a)
any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date ("Accrued Amounts") and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than three Months, on the next of the dates which falls at three Monthly intervals after the first day of that Interest Period); and

(b)	The rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(i)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(ii)
the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 28.9 (Pro rata interest settlement), have been payable to it on that date, but after deduction of the Accrued Amounts.

29	CHANGES TO THE OBLIGORS

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

SECTION 10

THE FINANCE PARTIES

30	THE FACILITY AGENT AND THE ARRANGER

30.1	Appointment of the Facility Agent

(a)	Each other Finance Party appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(b)
Each other Finance Party authorises the Facility Agent to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions.

30.2	Duties of the Facility Agent

(a)	Subject to paragraph (b) below, the Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.

(b)	Without prejudice to Clause 28.7 (Copy of Transfer Certificate or Assignment Agreement to Borrowers), paragraph (a) above shall not apply to any Transfer Certificate or to any Assignment Agreement.

(c)
Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)
If the Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

(e)
If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent or the Arranger or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties.

(f)	The Facility Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

30.3	Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under, or in connection with, any Finance Document.

30.4	No fiduciary duties

(a)	The Facility Agent shall not have any duties or obligations to any person under the Finance Documents except to the extent that they are expressly set out in the Finance Documents.

(b)
The provisions of paragraph (a) above shall apply even if, notwithstanding and contrary to paragraph (a) above, any provision of this Agreement or any other Finance Document by operation of law has the effect of constituting the Facility Agent as a fiduciary.

(c)	Nothing in the Finance Documents constitutes the Facility Agent or the Arranger a trustee of any other person.

(d)	None of the Facility Agent, the Security Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

30.5	Application of receipts

Except as expressly stated to the contrary in any Finance Document, any moneys which the Facility Agent receives or recovers in its capacity as Facility Agent shall be applied by the Facility Agent in accordance with Clause 34.5 (Application of receipts; partial payments).

30.6	Business with the Group

The Facility Agent and the Arranger may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group.

30.7	Rights and discretions of the Facility Agent

(a)	The Facility Agent may rely on:

(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 27.2 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(iii)	any notice or request made by either Borrower (other than a Utilisation Request or a Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	The Facility Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)	The Facility Agent may act in relation to the Finance Documents through its personnel and agents.

(e)	The Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)
Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor the Arranger is obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

30.8	Majority Lenders' instructions

(a)	Unless a contrary indication appears in a Finance Document, the Facility Agent shall:

(i)	exercise any right, power, authority or discretion vested in it as Servicing Party in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as a Servicing Party); and

(ii)	not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b)	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

(c)
The Facility Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)
In the absence of instructions from the Majority Lenders (or, if appropriate, the Lenders), the Facility Agent shall not be obliged to take any action (or refrain from taking action) (even if it considers acting or not acting to be in the best interests of the Lenders). The Facility Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)
The Facility Agent is not authorised to act on behalf of a Lender in any legal or arbitration proceedings relating to any Finance Document. This paragraph (e) shall not apply to any legal or arbitration proceedings relating to the perfection, preservation or protection of rights under the Transaction Security or Finance Documents creating Transaction Security.

30.9	Responsibility for documentation

Neither the Facility Agent nor the Arranger:

(a)
is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Facility Agent, the Arranger, an Obligor or any other person given in, or in connection with, any Transaction Document;

(b)
is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or the Transaction Security or any other agreement, arrangement or document entered into or made or executed in anticipation of, or in connection with, any Transaction Document or the Transaction Security including, without limitation, in respect of or following an assignment or transfer pursuant Clause 28 (Changes to the Lenders); or

(c)
is responsible for any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

30.10	Exclusion of liability

(a)
Without limiting paragraph (b) below (and without prejudice to the provisions of paragraph (e) of Clause 34.11 (Disruption to Payment Systems etc.), the Facility Agent will not be liable (including, without limitation, for negligence or any other category of liability whatsoever but not including any claim based on fraud of the Facility Agent) for any action taken by it under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct.

(b)
No Party other than the Facility Agent may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and each officer, employee or agent of the Facility Agent may rely on this Clause subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act,

(c)
The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.

(d)
Nothing in this Agreement shall oblige the Facility Agent or the Arranger to carry out any "know your customer" or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Facility Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent or the Arranger.

30.11	Lenders' indemnity to the Facility Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Facility Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Facility Agent (otherwise than by reason of its gross negligence or wilful misconduct) or, in the case of any cost, loss or liability pursuant to Clause 34.11 (Disruption to Payment Systems etc.) notwithstanding the Facility Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) in acting as Facility Agent under the Finance Documents (unless the Facility Agent has been reimbursed by an Obligor pursuant to a Finance Document).

30.12	Resignation of the Facility Agent

(a)	The Facility Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrowers.

(b)	Alternatively, the Facility Agent may resign by giving 30 days' notice to the other Finance Parties and the Borrowers, in which case the Majority Lenders may appoint a successor Facility Agent.

(c)
If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Facility Agent may appoint a successor Facility Agent.

(d)
The retiring Facility Agent shall, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions Facility Agent under the Finance Documents.

(e)	The Facility Agent's resignation notice shall only take effect upon the appointment of a successor.

(f)
Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 30 (The Facility Agent and the Arranger) and any other provisions of a Finance Document which are expressed to limit or exclude its liability in acting as Facility Agent. Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)
The Majority Lenders may, by notice to the Facility Agent, require it to resign in accordance with paragraph (b) above. In this event, the Facility Agent shall resign in accordance with paragraph (b) above.

(h)	The consent of either Borrower (or any other Obligor) is not required for an assignment or transfer of rights and/or obligations by the Facility Agent.

(i)
The Facility Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Facility Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Facility Agent under the Finance Documents, either:

(i)
the Facility Agent fails to respond to a request under Clause 12.7 (FATCA Information) and a Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)
the information supplied by the Facility Agent pursuant to Clause 12.7 (FATCA Information) indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Facility Agent notifies the Borrowers and the Lenders that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(j)
and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and that Lender, by notice to the Facility Agent, requires it to resign.

30.13	Confidentiality

(a)
In acting as Facility Agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)
If information is received by a division or department of the Facility Agent other than that division or department responsible for complying with the obligations assumed by it under the Finance Documents, that information may be treated as confidential to that division or department, and the Facility Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

30.14	Relationship with the Lenders

(a)
Subject to Clause 28.9 (Pro rata interest settlement), the Facility Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Facility Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)
Each Lender shall supply the Facility Agent with any information that the Security Agent may reasonably specify (through the Facility Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent. Each Lender shall deal with the

Security Agent exclusively through the Facility Agent and shall not deal directly with the Security Agent.

(c)
Any Lender may by notice to the Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 36.5 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 36.2 (Addresses) and paragraph (a)(iii) of Clause 36.5 (Electronic communication) and the Facility Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

30.15	Credit appraisal by the Lenders

Without affecting the responsibility of any Transaction Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Facility Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)
whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Finance Document or the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(d)
the adequacy, accuracy and/or completeness of any information provided by the Facility Agent, any Party or by any other person under, or in connection with, any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)
the right or title of any person in or to or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

30.16	Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent shall (in consultation with the Borrowers) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

30.17	Facility Agent's management time

Any amount payable to the Facility Agent under Clause 14.3 (Indemnity to the Servicing Parties), Clause 16 (Costs and Expenses) and Clause 30.11 (Lenders' indemnity to the Facility Agent) shall include the cost of utilising the Facility Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the Borrowers and the Lenders, and is in addition to any fee paid or payable to the Facility Agent under Clause 11 (Fees).

30.18	Deduction from amounts payable by the Facility Agent

If any Party owes an amount to the Facility Agent under the Finance Documents, the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

30.19	Full freedom to enter into transactions

Notwithstanding arty rule of law or equity to the contrary, the Facility Agent shall be absolutely entitled:

(a)
to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Transaction Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Transaction Obligor or any person who is party to, or referred to in, a Finance Document);

(b)	to deal in and enter into and arrange transactions relating to:

(i)	any securities issued or to be issued by any Transaction Obligor or any other person; or

(ii)	any options or other derivatives in connection with such securities; and

(c)	to provide advice or other services to either Borrower or any person who is a party to, or referred to in, a Finance Document,

and, in particular, the Facility Agent shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

31	THE SECURITY AGENT

31.1	Trust

(a)
The Security Agent declares that it shall hold the Security Property on trust for the Secured Parties on the terms contained in this Agreement and shall deal with the Security Property in accordance with this Clause 31 (The Security Agent) and the other provisions of the Finance Documents.

(b)
Each of the parties to this Agreement agrees that the Security Agent shall have only those duties, obligations and responsibilities expressly specified in this Agreement or in the Finance Documents (and no others shall be implied).

(c)	The Security Agent shall not have any liability to any person in respect of its duties, obligations and responsibilities under this Agreement or the other Finance Documents except as expressly set out in paragraph (a) of Clause 31.1 (Trust) and as excluded or limited by this Clause 31 (The Security Agent) including in particular Clause 31.8 (Instructions to Security Agent and exercise of discretion), Clause 31.13 (Responsibility for documentation), Clause 31.14 (Exclusion of liability). Clause 31.16 (Lenders' indemnity to the Security Agent), Clause 31.23 (Business with the Group) and Clause 31.29 (Full freedom to enter into transactions).

31.2	Parallel Debt (Covenant to pay the Security Agent)

(a)
Each Obligor irrevocably and unconditionally undertakes to pay to the Security Agent its Parallel Debt which shall be amounts equal to, and in the currency or currencies of, its Corresponding Debt subject to the terms of sub-paragraph (d) of this Clause 31.2 (Parallel Debt (Covenant to pay the Security Agent)).

(b)	The Parallel Debt of an Obligor:

(i)	shall become due and payable at the same time as its Corresponding Debt;

(ii)	is independent and separate from, and without prejudice to, its Corresponding Debt subject to the terms of sub-paragraph (d) of this Clause 31.2 (Parallel Debt (Covenant to pay the Security Agent)).

(c)	For purposes of this Clause 31.2 (Parallel Debt (Covenant to pay the Security Agent))), the Security Agent:

(i)	is the independent and separate creditor of each Parallel Debt;

(ii)	acts in its own name and not as agent, representative or trustee of the Finance Parties and its claims in respect of each Parallel Debt shall not be held on trust; and

(iii)
shall have the independent and separate right to demand payment of each Parallel Debt in its own name (including, without limitation, through any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in any kind of insolvency proceeding).

(d)	The Parallel Debt of an Obligor shall be:

(i)	decreased to the extent that its Corresponding Debt has been irrevocably and unconditionally paid or discharged; and

(ii)	increased to the extent that its Corresponding Debt has increased, and the Corresponding Debt of an Obligor shall be:

(A)	decreased to the extent that its Parallel Debt has been irrevocably and unconditionally paid or discharged; and

(B)	increased to the extent that its Parallel Debt has increased,

in each case provided that the Parallel Debt of an Obligor shall never exceed its Corresponding Debt.

(e)
All amounts received or recovered by the Security Agent in connection with this Clause 31.2 (Parallel Debt (Covenant to pay the Security Agent)) to the extent permitted by applicable law, shall be applied in accordance with Clause 34.5 (Application of receipts; partial payments).

(f)	This Clause 31.2 (Parallel Debt (Covenant to pay the Security Agent)) shall apply, with any necessary modifications, to each Finance Document.

31.3	No independent power

Other than expressly permitted by this Agreement, the Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any rights or powers arising under the Finance Documents creating the Transaction Security except through the Security Agent.

31.4	Application of receipts

(a)
Except as expressly stated to the contrary in any Finance Document, any moneys which the Security Agent receives or recovers and which are, or are attributable to, Security Property (for the purposes of this Clause 31 (The Security Agent), the "Recoveries") shall be transferred to the Facility Agent for application in accordance with Clause 34.5 (Application of receipts; partial payments).

(b)	Paragraph (a) above is without prejudice to the rights of the Security Agent, each Receiver and each Delegate:

(i)	under Clause 14.5 (Indemnity to the Security Agent) to be indemnified out of the Charged Property; and

(ii)	under any Finance Document to credit any moneys received or recovered by it to any suspense account.

(c)	Any transfer by the Security Agent to the Facility Agent in accordance with paragraph (a) above shall be a good discharge, to the extent of that payment, by the Security Agent.

(d)
The Security Agent is under no obligation to make the payments to the Facility Agent under paragraph (a) of this Clause 31.4 (Application of receipts) in the same currency as that in which the obligations and liabilities owing to the relevant Finance Party are denominated.

31.5	Deductions from receipts

(a)	Before transferring any moneys to the Facility Agent under Clause 31.4 (Application of receipts), the Security Agent may, in its discretion:

(i)
deduct any sum then due and payable under this Agreement or any other Finance Documents to the Security Agent or any Receiver or Delegate and retain that sum for itself or, as the case may require, pay it to another person to whom it is then due and payable;

(ii)
set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement; and

(iii)
pay all Taxes which may be assessed against it in respect of any of the Security Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

(b)
For the purposes of sub-paragraph (i) of paragraph (a) above, if the Security Agent has become entitled to require a sum to be paid to it on demand, that sum shall be treated as due and payable, even if no demand has yet been served.

31.6	Prospective liabilities

Following acceleration of any of the Transaction Security, the Security Agent may, in its discretion, or at the request of the Facility Agent, hold any Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) for later payment to the Facility Agent for application in accordance with Clause 34.5 (Application of receipts; partial payments) in respect of:

(a)	any sum to the Security Agent, any Receiver or any Delegate; and

(b)	any part of the Secured Liabilities,

that the Security Agent or, in the case of paragraph (b) only, the Facility Agent, reasonably considers, in each case, might become due or owing at any time in the future.

31.7	Investment of proceeds

Prior to the payment of the proceeds of the Recoveries to the Facility Agent for application in accordance with Clause 34.5 (Application of receipts; partial payments) the Security Agent may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) pending the payment from time to time of those moneys in the Security Agent's discretion in accordance with the provisions of this Clause 31.7 (Investment of proceeds).

31.8	Instructions to Security Agent and exercise of discretion

(a)
Subject to paragraph (d) below, the Security Agent shall act in accordance with any instructions given to it by the Facility Agent (acting on the instructions of the Majority Lenders or all the Lenders (as appropriate)) or, if so instructed by the Facility Agent (acting on the instructions of the Majority Lenders or all the Lenders (as appropriate)), refrain from exercising any right, power, authority or discretion vested in it as Security Agent and shall be entitled to assume that:

(i)
any instructions received by it from the Facility Agent (acting on the instructions of the Majority Lenders or all the Lenders (as appropriate)) are duly given in accordance with the terms of the Finance Documents; and

(ii)	unless it has received actual notice of revocation, that those instructions or directions have not been revoked.

(b)
The Security Agent shall be entitled to request instructions, or clarification of any direction, from the Facility Agent (acting on the instructions of the Majority Lenders or all the Lenders (as appropriate)) as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers, authorities and discretions and the Security Agent may refrain from acting unless and until those instructions or clarification are received by it.

(c)
Any instructions given to the Security Agent by the Facility Agent (acting on the instructions of the Majority Lenders or all the Lenders (as appropriate)) shall override any conflicting instructions given by any other Party.

(d)	Paragraph (a) above shall not apply:

(i)	where a contrary indication appears in this Agreement;

(ii)	where this Agreement requires the Security Agent to act in a specified manner or to take a specified action;

(iii)
in respect of any provision which protects the Security Agent's own position in its personal capacity as opposed to its role of Security Agent for the Secured Parties including, without limitation, the provisions set out in Clauses 31.10 (Security Agent's discretions) to Clause 31.29 (Full freedom to enter into transactions); and

(iv)	in respect of the exercise of the Security Agent's discretion to exercise a right, power or authority under any of Clause 31.5 (Deductions from receipts) and Clause 31.6 (Prospective liabilities).

31.9	Security Agent's Actions

Without prejudice to the provisions of Clause 31.4 (Application of receipts), the Security Agent may (but shall not be obliged to), in the absence of any instructions to the contrary, take such action in the exercise of any of its powers and duties under the Finance Documents as it considers in its discretion to be appropriate.

31.10	Security Agent's discretions

(a)	The Security Agent may:

(i)
assume (unless it has received actual notice to the contrary from the Facility Agent) that (i) no Default has occurred and no Obligor is in breach of or default under its obligations under any of the Finance Documents and (ii) any right, power, authority or discretion vested by any Finance Document in any person has not been exercised;

(ii)	any notice or request made by either Borrower (other than the Utilisation Request or a Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors;

(iii)
if it receives any instructions or directions to take any action in relation to the Transaction Security, assume that all applicable conditions under the Finance Documents for taking that action have been satisfied;

(iv)
engage, pay for and rely on the advice or services of any legal advisers, accountants, tax advisers, surveyors or other experts (whether obtained by the Security Agent or by any other Secured Party) whose advice or services may at any time seem necessary, expedient or desirable;

(v)	act in relation to the Finance Documents through its personnel and agents;

(vi)	disclose to any other Party any information it reasonably believes it has received as security agent under this Agreement;

(vii)
rely upon any communication or document believed by it to be genuine and, as to any matters of fact which might reasonably be expected to be within the knowledge of a Secured Party or an Obligor, upon a certificate signed by or on behalf of that person; and

(viii)
refrain from acting in accordance with the instructions of any Party (including bringing any legal action or proceeding arising out of or in connection with the Finance Documents) until it has received any indemnification and/or security that it may in its discretion require (whether by way of payment in advance or otherwise) for all costs, losses and liabilities which it may incur in so acting.

(b)
Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

31.11	Security Agent's obligations

The Security Agent shall promptly:

(a)	copy to the Facility Agent the contents of any notice or document received by it from any Obligor under any Finance Document;

(b)
forward to a Party the original or a copy of any document which is delivered to the Security Agent for that Party by any other Party provided that, except where a Finance Document expressly provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party; and

(c)
inform the Facility Agent of the occurrence of any Default or any default by a Debtor in the due performance of or compliance with its obligations under any Finance Document of which the Security Agent has received notice from any other party to this Agreement.

31.12	Excluded obligations

Notwithstanding anything to the contrary expressed or implied in the Finance Documents, the Security Agent shall not:

(a)	be bound to enquire as to (i) whether or not any Default has occurred or (ii) the performance, default or any breach by a Transaction Obligor of its obligations under any of the Finance Documents;

(b)	be bound to account to any other Party for any sum or the profit element of any sum received by it for its own account;

(c)
be bound to disclose to any other person (including but not limited to any Secured Party) (1) any confidential information or (ii) any other information if disclosure would, or might in its reasonable opinion, constitute a breach of any law or be a breach of fiduciary duty;

(d)	have or be deemed to have any relationship of trust or agency with, any Obligor.

31.13	Responsibility for documentation

None of the Security Agent, any Receiver nor any Delegate shall accept responsibility or be liable for:

(a)
the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Security Agent or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents, or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;

(c)	any losses to any person or any liability arising as a result of taking or refraining from taking any action in relation to any of the Finance Documents, the Security Property or otherwise,

whether in accordance with an instruction from the Facility Agent or otherwise unless directly caused by its gross negligence or wilful misconduct;

(d)
the exercise of, or the failure to exercise, any judgment, discretion or power given to it by or in connection with any of the Finance Documents, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, the Finance Documents or the Security Property; or

(e)	any shortfall which arises on the enforcement or realisation of the Security Property.

31.14	Exclusion of liability

(a)
Without limiting Clause 31,15 (No proceedings), none of the Security Agent, any Receiver or any Delegate will be liable for any action taken by it or not taken by it under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct.

(b)
The Security Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.

(c)
Nothing in this Agreement shall oblige the Security Agent to carry out any "know your customer" or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Agent.

31.15	No proceedings

No Party (other than the Security Agent, that Receiver or that Delegate) may take any proceedings against any officer, employee or agent of the Security Agent, a Receiver or a Delegate in respect of any claim it might have against the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Security Property and any officer, employee or agent of the Security Agent, a Receiver or a Delegate may rely on this Clause subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Rights Act.

31.16	Lenders' indemnity to the Security Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Security Agent and every Receiver and every Delegate, within three Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the relevant Security Agent's, Receiver's or Delegate's gross negligence or wilful misconduct) in acting as Security Agent, Receiver or Delegate under the Finance Documents (unless the relevant Security Agent, Receiver or Delegate has been reimbursed by a Transaction Obligor pursuant to a Finance Document).

31.17	Own responsibility

Without affecting the responsibility of any Transaction Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Secured Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)
the legality, validity, effectiveness, adequacy and enforceability of any Finance Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;

(c)
whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Security Property, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;

(d)
the adequacy, accuracy and/or completeness of any information provided by the Security Agent or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)
the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property, and each Secured Party warrants to the Security Agent that it has not relied on and will not at any time rely on the Security Agent in respect of any of these matters.

31.18	No responsibility to perfect Transaction Security

The Security Agent shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Transaction Obligor to any of the Charged Property;

(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any of the Finance Documents or the Transaction Security;

(c)
register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any applicable laws in any jurisdiction or to give notice to any person of the execution of any of the Finance Documents or of the Transaction Security;

(d)
take, or to require any of the Transaction Obligors to take, any steps to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under the laws of any jurisdiction; or

(e)	require any further assurances in relation to any of the Finance Documents creating the Transaction Security.

31.19	insurance by Security Agent

The Security Agent shall not be under any obligation to insure any of the Charged Property, to require any other person to maintain any insurance or to verify any obligation to arrange or maintain insurance contained in the Finance Documents. The Security Agent shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy of any such insurance.

31.20	Custodians and nominees

The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any assets of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

31.21	Acceptance of title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any of the Transaction Obligors may have to any of the Charged Property and shall not be liable for or bound to require any Transaction Obligor to remedy any defect in its right or title.

31.22	Refrain from illegality

Notwithstanding anything to the contrary expressed or implied in the Finance Documents, the Security Agent may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any jurisdiction and the Security Agent may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

31.23	Business with the Group

The Security Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group.

31.24	Perpetuity period

The trusts constituted by this Agreement are governed by English law and the perpetuity period under the rule against perpetuities, if applicable to this Agreement, shall be the period of 125 years from the date of this Agreement.

31.25	Winding up of trust

If the Security Agent, with the approval of the Facility Agent determines that (a) all of the Secured Liabilities and all other obligations secured by the Finance Documents creating the Transaction Security have been fully and finally discharged and (b) none of the Secured Parties is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents:

(a)
the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Finance Documents creating the Transaction Security; and

(b)	any Retiring Security Agent shall release, without recourse or warranty, all of its rights under each of the Finance Documents creating the Transaction Security.

31.26	Powers supplemental

The rights, powers and discretions conferred upon the Security Agent by this Agreement shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by general law or otherwise.

31.27	Trustee division separate

(a)
In acting as trustee for the Secured Parties, the Security Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any of its other divisions or departments.

(b)
If information is received by another division or department of the Security Agent, it may be treated as confidential to that division or department and the Security Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

31.28	Disapplication

In addition to its rights under or by virtue of this Agreement and the other Finance Documents, the Security Agent shall have all the rights conferred on a trustee by the Trustee Act 1925, the Trustee Delegation Act 1999, the Trustee Act 2000 and by general law or otherwise, provided that:

(a)	section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement and the other Finance Documents; and

(b)
where there are any inconsistencies between (i) the Trustee Acts 1925 and 2000 and (ii) the provisions of this Agreement and any other Finance Document, the provisions of this Agreement and any other Finance Document shall, to the extent allowed by law, prevail and, in the case of any inconsistency with the Trustee Act 2000, such provisions shall constitute a restriction or exclusion for the purposes of the Trustee Act 2000.

31.29	Full freedom to enter into transactions

Notwithstanding any rule of law or equity to the contrary, the Security Agent shall be absolutely entitled:

(a)
to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Transaction Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Transaction Obligor or any person who is party to, or referred to in, a Finance Document);

(b)	to deal in and enter into and arrange transactions relating to:

(i)	any securities issued or to be issued by any Transaction Obligor or any other person; or

(ii)	any options or other derivatives in connection with such securities; and

(c)	to provide advice or other services to either Borrower or any person who is a party to, or referred to in, a Finance Document,

and, in particular, each Servicing Party shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

31.30	Resignation of the Security Agent

(a)	The Security Agent may resign and appoint one of its affiliates as successor by giving notice to the Borrowers and each Finance Party.

(b)	Alternatively the Security Agent may resign by giving notice to the other Parties in which case the Majority Lenders may appoint a successor Security Agent.

(c)
If the Majority Lenders have not appointed a successor Security Agent in accordance with paragraph (b) above within 30 days after the notice of resignation was given, the Security Agent (after consultation with the Facility Agent) may appoint a successor Security Agent.

(d)
The retiring Security Agent (the "Retiring Security Agent") shall, at its own cost, make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents.

(e)
The Security Agent's resignation notice shall only take effect upon (i) the appointment of a successor and (ii) the transfer, by way of a document expressed as a deed, of all of the Security Property to that successor.

(f)
Upon the appointment of a successor, the Retiring Security Agent shall be discharged, by way of a document executed as a deed, from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) of Clause 31.25 (Winding up of trust) and under paragraph (d) above) but shall, in respect of any act or omission by it whilst it was the Security Agent, remain entitled to the benefit of Clause 31 (The Security Agent), Clause 14.5 (Indemnity to the Security Agent), Clause 31.16 (Lenders' indemnity to the Security Agent) and any other provisions of a Finance Document which are expressed to limit or exclude its liability in acting as Security Agent. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.

(g)
The Majority Lenders may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Security Agent shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (d) above shall be for the account of the Borrowers.

(h)	The consent of either Borrower (or any other Obligor) is not required for an assignment or transfer of rights and/or obligations by the Security Agent.

31.31	Delegation

(a)
Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers and discretions vested in it by any of the Finance Documents.

(b)
That delegation may be made upon any terms and conditions (including the power to sub delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any such delegate or sub delegate.

31.32	Additional Security Agents

(a)	The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:

(i)	if it considers that appointment to be in the interests of the Secured Parties; or

(ii)	for the purposes of conforming to any legal requirements, restrictions or conditions which the Security Agent deems to be relevant; or

(iii)	for obtaining or enforcing any judgment in any jurisdiction,

and the Security Agent shall give prior notice to the Borrowers and the Facility Agent of that appointment.

(b)
Any person so appointed shall have the rights, powers and discretions (not exceeding those conferred on the Security Agent by this Agreement) and the duties and obligations that are conferred or imposed by the instrument of appointment.

(c)
The remuneration that the Security Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

32	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

33	SHARING AMONG THE FINANCE PARTIES

33.1	Payments to Finance Parties

If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from an Obligor other than in accordance with Clause 34 (Payment Mechanics) (a "Recovered Amount") and applies that amount to a payment due to it under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Facility Agent;

(b)
the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 34 (Payment Mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(c)
the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 34.5 (Application of receipts; partial payments).

33.2	Redistribution of payments

The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it among the Finance Parties (other than the Recovering Finance Party) (the "Sharing Finance Parties") in accordance with Clause 34.5 (Application of receipts; partial payments); partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

33.3	Recovering Finance Party 's rights

On a distribution by the Facility Agent under Clause 33.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

33.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)
each Sharing Finance Party shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the "Redistributed Amount"); and

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

33.5	Exceptions

(a)
This Clause 33 (Sharing Among the Finance Parties) shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)
A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)
that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11

ADMINISTRATION

34	PAYMENT MECHANICS

34.1	Payments to the Facility Agent

(a)
On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make an amount equal to such payment available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency and with such bank as the Facility Agent, in each case, specifies.

34.2	Distributions by the Facility Agent

Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 34.3 (Distributions to an Obligor) and Clause 34.4 (Clawback and pre-funding) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency, or, in the case of an Advance, to such account of such person as may be specified by the Borrowers in a Utilisation Request.

34.3	Distributions to an Obligor

The Facility Agent may (with the consent of the Obligor or in accordance with Clause 35 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

34.4	Clawback and pre-funding

(a)
Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)
Unless paragraph (c) below applies, if the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

(c)
If the Facility Agent has notified the Lender that it is willing to make available amounts for the account of the Borrowers before receiving funds from the Lenders then if and to the extent that the Facility Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrowers:

(i)	the Facility Agent shall notify the Borrowers of that Lender's identity and the Borrowers shall on demand refund it to the Facility Agent; and

(ii)
the Lender by whom those funds should have been made available or, if the Lender fails to do so, the Borrowers to whom that sum was made available, shall on demand pay to the Facility Agent the amount (as certified by the Facility Agent) which will indemnify the Facility Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

34.5	Application of receipts; partial payments

(a)
Subject to paragraph (b) below and except as any Finance Document may otherwise provide, any payment that is received or recovered by any Finance Party under, in connection with, or pursuant to any Finance Document shall be paid to the Facility Agent which shall apply the same in the following order:

(i)	first, in or towards payment of any amounts then due and payable under any of the Finance Documents;

(ii)
secondly, in retention by the Security Agent of an amount equal to any amount not then payable under any Finance Document but which the Facility Agent, by notice to the Borrowers and the other Finance Parties, states in its opinion will or may become payable in the future and, upon those amounts becoming due and payable, in or towards satisfaction of them; and

(iii)	thirdly, any surplus shall be paid to the Borrowers or to any other person who appears to be entitled to it.

(b)
If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)
first, in or towards payment pro rota of any unpaid fees, costs and expenses of, and any other amounts owing to, the Facility Agent, the Security Agent, any Receiver and any Delegate under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest and fees due but unpaid to the Lenders under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid to the Lenders under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due to any Finance Party but unpaid under the Finance Documents.

(c)	The Facility Agent shall, if so directed by the Majority Lenders, vary the order set out in sub-paragraphs (ii) to (iv) of paragraph (b) above.

(d)	Paragraphs (a), (b) and (c) above will override any appropriation made by an Obligor.

34.6	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

34.7	Business Days

(a)
Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

34.8	Currency of account

(a)	Subject to paragraphs (b) and (c) below, dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)	Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.

34.9	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Borrowers); and

(ii)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

(b)
If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Borrowers) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

34.10	Currency Conversion

(a)
For the purpose of, or pending any payment to be made by any Servicing Party under any Finance Document, such Servicing Party may convert any moneys received or recovered by it from one currency to another, at a market rate of exchange.

(b)	The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

34.11	Disruption to Payment Systems etc.

If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by a Borrower that a Disruption Event has occurred:

(a)
the Facility Agent may, and shall if requested to do so by a Borrower, consult with the Borrowers with a view to agreeing with the Borrowers such changes to the operation or administration of the Facility as the Facility Agent may deem necessary in the circumstances;

(b)
the Facility Agent shall not be obliged to consult with the Borrowers in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)
the Facility Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)
any such changes agreed upon by the Facility Agent and the Borrowers shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 42 (Amendments and Waivers);

(e)
the Facility Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 34.11 (Disruption to Payment Systems etc.); and

(f)	the Facility Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

35	SET-OFF

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

36	NOTICES

36.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

36.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents are:

{a)	in the case of the Borrowers, that specified in Schedule 1 (The Parties);

{b)
in the case of each Lender or any other Obligor, that specified in Schedule 1 (The Parties) or, if it becomes a Party after the date of this Agreement, that notified in writing to the Facility Agent on or before the date on which it becomes a Party;

(c)	in the case of the Facility Agent, that specified in Schedule 1 (The Parties); and

(d)	in the case of the Security Agent, that specified in Schedule 1 (The Parties),

or any substitute address, fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days' notice.

36.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 36.2 (Addresses), if addressed to that department or officer.

(b)
Any communication or document to be made or delivered to a Servicing Party will be effective only when actually received by that Servicing Party and then only if it is expressly marked for the attention of the department or officer of that Servicing Party specified in Schedule 1 (The Parties) (or any substitute department or officer as that Servicing Party shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Facility Agent unless otherwise specified in any Finance Document.

(d)	Any communication or document made or delivered to the Borrowers in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

(e)
Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

36.4	Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 36.2 (Addresses) or changing its own address or fax number, the Facility Agent shall notify the other Parties.

36.5	Electronic communication

(a)
Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means, to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication and if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days' notice.

(b)
Any electronic communication made between those two Parties will be effective only when actually received in readable form and in the case of any electronic communication made by a Party to the Facility Agent only if it is addressed in such a manner as the Facility Agent shall specify for this purpose.

(c)	Any electronic communication which becomes effective, in accordance with paragraph (b) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

36.6	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)
if not in English, and if so required by the Facility Agent, accompanied by a certified English translation prepared by a translator approved by the Facility Agent and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

37	CALCULATIONS AND CERTIFICATES

37.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima fade evidence of the matters to which they relate.

37.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

37.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

38	PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions under the law of that jurisdiction nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

39	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right or remedy under the Finance Documents shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any of the Finance Documents on the part of a Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

40	SETTLEMENT OR DISCHARGE CONDITIONAL

Any settlement or discharge under any Finance Document between any Finance Party and any Obligor shall be conditional upon no security or payment to any Finance Party by any

Obligor or any other person being set aside, adjusted or ordered to be repaid, whether under any insolvency law or otherwise.

41	IRREVOCABLE PAYMENT

If the Facility Agent considers that an amount paid or discharged by, or on behalf of, an Obligor or by any other person in purported payment or discharge of an obligation of that Obligor to a Finance Party under the Finance Documents is capable of being avoided or otherwise set aside on the liquidation or administration of that Obligor or otherwise, then that amount shall not be considered to have been unconditionally and irrevocably paid or discharged for the purposes of the Finance Documents.

42	AMENDMENTS AND WAIVERS

42.1	Required consents

(a)
Subject to Clause 42.2 (All Lender matters) and Clause 42.3 (Other exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and, in the case of an amendment, the Obligors and any such amendment or waiver will be binding on all Parties.

(b)	The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 42 (Amendments and Waivers).

(c)
No amendment or waiver may be made before the date falling ten Business Days after the terms of that amendment or waiver have been notified by the Facility Agent to the Lenders. The Facility Agent shall notify the Lenders reasonably promptly of any amendments or waivers proposed by the Borrower.

(d)
Without prejudice to the generality of Clause 30.7 (Rights and discretions of the Facility Agent) and Clause 31.10 (Security Agent's discretions), the Facility Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

42.2	All Lender matters

(a)	An amendment of or waiver or consent in relation to any term of any Finance Document that has the effect of changing or which relates to:

(i)	the definition of "Majority Lenders" in Clause 1.1 (Definitions);

(ii)	a postponement to or extension of the date of payment of any amount under the Finance Documents;

(iii)	a reduction in the Margin or the amount of any payment of principal, interest, fees or commission payable;

(iv)	a change in currency of payment of any amount under the Finance Documents;

(v)
an increase in any Commitment or the Total Commitments, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments rateably under the Facility;

(vi)	a change to any Obligor;

(vii)	any provision which expressly requires the consent of all the Lenders;

(viii)	this Clause 42 (Amendments and Waivers);

(ix)
any change to the preamble (Background), Clause 2 (The Facility), Clause 3 (Purpose), Clause 5 (Utilisation), Clause 8 (Interest), Clause 26 (Application of Earnings), Clause 28 (Changes to the Lenders) Clause 45 (Governing Law) or Clause 46 (Enforcement);

(x)
any release of, or material variation to, any Transaction Security, guarantee, indemnity or subordination arrangement set out in a Finance Document (except in the case of a release of Transaction Security as it relates to the disposal of an asset which is the subject of the Transaction Security and where such disposal is expressly permitted by the Majority Lenders or otherwise under a Finance Document);

(xi)	(other than as expressly permitted by the provisions of any Finance Document), the nature or scope of:

(A)
the guarantees and indemnities granted under Clause 17 (Guarantee and Indemnity — Parent Guarantor), the joint and several liability of the Borrowers under Clause 18 (Joint and Several Liability of the Borrowers);

(B)	the Charged Property; or

(C)	the manner in which the proceeds of enforcement of the Transaction Security are distributed,

(except in the case of sub-paragraphs (B) and (C) above, insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document); or

(xii)
the release of the guarantees and indemnities granted under Clause 17 (Guarantee and Indemnity — Parent Guarantor) or of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document, shall not be made, or given, without the prior consent of all the Lenders.

(b)	The Borrowers and the Facility Agent, the Arranger or the Security Agent, as applicable, may amend or waive a term of a Fee Letter to which they are party.

(c)

(i)
If the Facility Agent or a Lender reasonably believes that an amendment or waiver may constitute a "material modification" for the purposes of FATCA that may result (directly or indirectly) in a Party being required to make a FATCA Deduction and the Facility Agent or that Lender (as the case may be) notifies the Borrower and the Facility Agent accordingly, that amendment or waiver may, subject to paragraph (ii) below, not be effected without the consent of the Facility Agent or that Lender (as the case may be).

(ii)	The consent of a Lender shall not be required pursuant to paragraph (i) above if that Lender is a FATCA Protected Lender.

(d)
An amendment or waiver which relates to the rights or obligations of a Servicing Party or the Arranger (each in their capacity as such) may not be effected without the consent of that Servicing Party or, as the case may be, the Arranger.

42.3	Other exceptions

(a)
An amendment or waiver which relates to the rights or obligations of a Servicing Party or the Arranger (each in their capacity as such) may not be effected without the consent of that Servicing Party or, as the case may be, the Arranger.

(b)	The Borrowers and the Facility Agent, the Arranger or the Security Agent, as applicable, may amend or waive a term of a Fee Letter to which they are party.

43	CONFIDENTIALITY

43.1	Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 43.2 (Disclosure of Confidential Information) and Clause 43.3 (Disclosure to numbering service providers) and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

43.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)
to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)
to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Facility Agent or Security Agent and, in each case, to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(ii)
with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(ii)
appointed by any Finance Party or by a person to whom sub-paragraphs (i) or (ii) of paragraph (b) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of Clause 30.14 (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in sub-paragraph (i) or (ii) of paragraph (b) above;

(v)
to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitrations, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 28.8 (Security over Lenders' rights);

(viii)	who is a Party, a member of the Group or any related entity of an Obligor;

(ix)	as a result of the registration of any Finance Document as contemplated by any Finance Document or any legal opinion obtained in connection with any Finance Document; or

(x)	with the consent of the Parent Guarantor;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)
in relation to sub-paragraphs (i), (ii) and (iii) of paragraph (b) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)
in relation to sub-paragraph (iv) of paragraph (b) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)
in relation to sub-paragraphs (v), (vi) and (vii) of paragraph (b) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)
to any person appointed by that Finance Party or by a person to whom sub-paragraph (i) or (ii) of paragraph (b) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered in to a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrowers and the relevant Finance Party;

(d)	to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

43.3	Disclosure to numbering service providers

(a)
Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information:

(i)	names of Obligors;

(ii)	country of domicile of Obligors;

(iii)	place of incorporation of Obligors;

(iv)	date of this Agreement;

(v)	the names of the Facility Agent and the Arranger;

(vi)	date of each amendment and restatement of this Agreement;

(vii)	amount of Total Commitments;

(viii)	currency of the Facility;

(ix)	type of Facility;

(x)	ranking of Facility;

(xi)	Termination Date for Facility;

(xii)	changes to any of the information previously supplied pursuant to sub-paragraphs (i) to (xi) above; and

(xiii)	such other information agreed between such Finance Party and the Borrowers,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)
The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	Each Obligor represents that none of the information set out in sub-paragraphs (i) to (xiii) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.

(d)	The Facility Agent shall notify the Parent Guarantor and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Facility Agent in respect of this Agreement, the Facility and/or one or more Obligors; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Obligors by such numbering service provider.

43.4	Entire agreement

This Clause 43 (Confidentiality) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

43.5	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

43.6	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrowers:

(a)
of the circumstances of any disclosure of Confidential Information made pursuant to subparagraph (v) of paragraph (b) of Clause 43.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 43 (Confidentiality).

43.7	Continuing obligations

The obligations in this 43 (Confidentiality) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

44	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 12

GOVERNING LAW AND ENFORCEMENT

45	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

46	ENFORCEMENT

46.1	Jurisdiction

(a)
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute").

(b)	The Obligors accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Obligor will argue to the contrary.

(c)
This Clause 46.1 (Jurisdiction) is for the benefit of the Secured Parties only. As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

46.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i)
irrevocably appoints Eurofin International Ltd at its registered office for the time being, presently at Chelsea Harbour, London SW1O OXD, England, as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)
If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrowers (on behalf of all the Obligors) must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE PARTIES

PART A

THE OBLIGORS

Name of Borrower	Place of Incorporation	Registration number (or equivalent, if any)	Address for Communication

STAR SIRIUS LLC	Marshall Islands	962792	40 Ag. Konstantinos Str. 151 24 Maroussi Athens, Greece
			Facsimile: +30 210 617 8378
STAR VEGA LLC	Marshall Islands	962793	40 Ag. Konstantinos Str. 151 24 Maroussi Athens, Greece
			Facsimile: +30 210 617 8378

Name of Parent Guarantor	Place of Incorporation	Registration number (or equivalent, if any)

STAR BULK CARRIERS CORP.	Marshall Islands	21451	40 Ag. Konstantinos Str. 151 24 Maroussi Athens, Greece Facsimile: +30 210 617 8378

PART B

THE ORIGINAL LENDERS

Name of Original Lender Commitment	Commitment ($)	Address for Communication

Deutsche Bank AG Filiale Deutschlandgeschaft	39,000,000	Adolphsplatz 7 D-20457 Hamburg Germany

PART C

THE SERVICING PARTIES

Name of Facility Agent	Address for Communication

Deutsche Bank AG Filiale Deutschlandgeschaft	Adolphsplatz 7 D-20457 Hamburg Germany

Name of Security Agent	Address for Communication

Deutsche Bank AG Filiale Deutschlandgeschaft	Adolphsplatz 7 D-20457 Hamburg Germany

SCHEDULE 2

CONDITIONS PRECEDENT

PART A

CONDITIONS PRECDENT TO INITIAL UTILISATION REQUEST

1	Obligors

1.1	A copy of the constitutional documents of each Transaction Obligor.

1.2	A copy of a resolution of the board of directors of each Transaction Obligor:

(a)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(b)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(c)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, a Utilisation Request and each Selection Notice) to be signed and/or despatched by it under, or in connection with, the Finance Documents to which it is a party.

1.3	An original of the power of attorney of any Transaction Obligor authorising a specified person or persons to execute the Finance Documents to which it is a party.

1.4	A specimen of the signature of each person authorised by the resolution referred to in paragraph 1.2 above.

1.5
A copy of a resolution signed by the Parent Guarantor as sole member in each Borrower, approving the terms of, and the transactions contemplated by, the Finance Documents to which that Borrower is a party.

1.6
A certificate of each Transaction Obligor (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on that Transaction Obligor to be exceeded.

1.7
A certificate of each Transaction Obligor that is incorporated outside the UK (signed by a director) certifying either that (i) it has not delivered particulars of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations or (ii) it has a UK Establishment and specifying the name and registered number under which it is registered with the Registrar of Companies.

1.8
A certificate of an authorised signatory of the relevant Transaction Obligor certifying that each copy document relating to it specified in this Part A of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2	Other Documents

2.1	Copies of the Approved Charters and of all documents signed or issued by the parties thereto under or in connection with it.

2.2	Such documentary evidence as the Facility Agent and its legal advisers may require in relation to the due authorisation and execution of the Approved Charters by each of the parties thereto.

3	Security

A duly executed original of the Accounts Security in relation to each Account and of the Shares Security in respect of each Borrower (and of each document to be delivered under each of them).

4	Legal opinions

A legal opinion of legal advisers to the Arranger, the Facility Agent and the Security Agent in The Marshall Islands, substantially in the form distributed to the Original Lenders before signing this Agreement.

5	Other documents and evidence

5.1	Evidence that any process agent referred to in Clause 46.2 (Service of process), has accepted its appointment.

5.2
A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable (if it has notified the Borrowers accordingly) in connection with the entry into and performance of the transactions contemplated by any Transaction Document, or for the validity and enforceability of any Transaction Document.

5.3	The Original Financial Statements of the Parent Guarantor.

5.4	The original of any mandates or other documents required in connection with the opening or operation of the Accounts.

5.5	Evidence that the fees, costs and expenses then due from the Borrowers pursuant to Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the first Utilisation Date.

5.6
Such evidence as the Facility Agent may require for the Finance Parties to be able to satisfy each of their "know your customer" or similar identification procedures in relation to the transactions contemplated by the Finance Documents (including, without limitation, detailed disclosure of the identity of the Borrowers' and the Parent Guarantor's ultimate beneficial owners and a written confirmation of ultimate beneficial ownership from the ultimate beneficial owner of the Borrowers).

PART B

CONDITIONS PRECEDENT TO UTILISATION OF A TRANCHE

The following definitions have the following meanings in this Part B of Schedule 2:

(a)	"Relevant Borrower" means the Borrower which is the owner of the Relevant Ship; and

(b)	"Relevant Ship" means the Ship which is relevant to the Tranche being advanced on the relevant Utilisation Date.

1	Borrowers

A certificate of an authorised signatory of each Borrower certifying that each copy document which it is required to provide under this Part B of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at the Utilisation Date of the Advance under the relevant Tranche.

2	Ship and other security

2.1
A duly executed original of the Mortgage, the Deed of Covenant or, as the case may be, General Assignment in respect of the Relevant Ship, the Charterparty Assignment in respect of the Approved Charter relative to that Relevant Ship and of each document to be delivered under or pursuant to each of them together with documentary evidence that the Mortgage in respect of the Relevant Ship has been duly registered as a valid first preferred or, as the case may be, priority ship mortgage in accordance with the laws of the relevant Approved Flag State.

2.2	Documentary evidence that the Relevant Ship:

(a)	is definitively and permanently registered in the name of the Relevant Borrower under the Approved Flag applicable to the Relevant Ship at the port of the relevant Approved flag state;

(b)	is in the absolute and unencumbered ownership of the Relevant Borrower save as contemplated by the Finance Documents;

(c)	maintains the Approved Classification with the Approved Classification Society free of all recommendations and conditions of the Approved Classification Society; and

(d)	is insured in accordance with the provisions of this Agreement and all requirements in this Agreement in respect of insurances have been complied with.

2.3
Documents establishing that the Relevant Ship will, as from the Utilisation Date of the Advance under the relevant Tranche, be managed commercially by the Approved Commercial Manager and managed technically by the Approved Technical Manager on terms acceptable to the Facility Agent acting with the authorisation of all of the Lenders, together with:

(a)	a Manager's Undertaking for each of the Approved Technical Manager and the Approved Commercial Manager of the Relevant Ship; and

(b)
copies of the Approved Technical Manager's Document of Compliance and of the Relevant Ship's Safety Management Certificate (together with any other details of the applicable safety management system which the Facility Agent requires) and of any other documents required under the ISM Code and the ISPS Code in relation to the Relevant Ship including without limitation an ISSC.

2.4	An opinion from an independent insurance consultant acceptable to the Facility Agent on such matters relating to the insurances as the Facility Agent may require.

2.5
Two valuations of the Relevant Ship, each addressed to the Facility Agent on behalf of the Finance Parties, stated to be for the purposes of this Agreement and dated not earlier than 10 days before the Utilisation Date for the Advance under the Tranche to which the Relevant Ship relates from an Approved Valuer.

3	Legal opinions

Legal opinions of the legal advisers to the Arranger, the Facility Agent and the Security Agent in the Approved Flag State of the Relevant Ship and such other relevant jurisdictions as the Facility Agent may require.

4	Other documents and evidence

Evidence that the fees, costs and expenses then due from the Borrowers pursuant to Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the Utilisation Date for the relevant Tranche.

SCHEDULE 3

REQUESTS

PART A

UTILISATION REQUEST

From:     [Borrowers]

To:         [Facility Agent]

Dated: [●]

Dear Sirs

Star Sirius LLC and Star Vega LLC— US$39,000,000 Facility Agreement dated [●] (the "Agreement")

1	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2	We wish to borrow the Advance under Tranche [A][B] on the following terms:

Proposed Utilisation Date:	[●] (or, if that is not a Business Day, the next Business Day)

Amount:	[●] or, if less, the Available Facility

Interest Period for the first Advance:	[●]

3
We confirm that each condition specified in Clause 4.1 (Initial conditions precedent) and Clause 4.2 (Further conditions precedent) as they relate to the Advance to which this utilisation request refers of the Agreement is satisfied on the date of this Utilisation Request.

4	We represent and warrant that no Default has occurred.

5	The proceeds of this Advance should be credited to [account].

6	This Utilisation Request is irrevocable.

Yours faithfully

[●]
authorised signatory for
STAR SIRIUS LLC

[●]
authorised signatory for
STAR VEGA LLC

PART B

SELECTION NOTICE

From:     [Borrowers)

To:         [Facility Agent]

Dated: [●]

Dear Sirs

Star Sirius LLC and Star Vega LLC - US$39,000,000 Facility Agreement dated [●] (the "Agreement")

1	We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2	We request that, subject to paragraph (f) of Clause 9.1 (Selection of Interest Periods) of the Agreement, the next Interest Period for the Loan be [●].

3	This Selection Notice is irrevocable.

Yours faithfully

[●]
authorised signatory for
STAR SIRIUS LLC

[●]
authorised signatory for
STAR VEGA LLC

SCHEDULE 4

FORM OF TRANSFER CERTIFICATE

To:	Deutsche Bank AG Finale Deutschlandgeschäft as Facility Agent

From:	[The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender")

Dated: [●]

Star Sirius LLC and Star Vega LLC — US$39,000,000 Facility Agreement dated [•j (the "Agreement")

1
We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2	We refer to Clause 28.5 (Procedure for transfer) of the Agreement:

(a)
The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all of the Existing Lender's rights and obligations under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender's Commitment and participation in the Loan under the Agreement as specified in the Schedule in accordance with Clause 28.5 (Procedure for transfer) of the Agreement.

(b)	The proposed Transfer Date is [●].

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 36.2 (Addresses) of the Agreement are set out in the Schedule.

3	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 28.4 (Limitation of responsibility of Existing Lenders) of the Agreement.

4	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

5	This Transfer Certificate [and any non-contractual obligations arising out of or in connection with it] [is/are] " is governed by English law.

6	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

Note: The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender's interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender's Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details

for notices and account details for payments.]

[Existing Lender]	[New Lender]

By:[●]	By:[●]

This Transfer Certificate is accepted by the Facility Agent and the Transfer Date is confirmed as [●].

[Facility Agent]

By:[●]

SCHEDULE 5

FORM OF ASSIGNMENT AGREEMENT

To:	Deutsche Bank AG Filiale Deutschlandgeschaft as Facility Agent and Star Sirius LLC and Star Vega LLC as Borrowers, for and on behalf of each Obligor

From:	[the Existing Lender] (the "Existing Lender") and [the New Lender] (the "New Lender")

Dated: [●]

Star Sirius LLC and Star Vega LLC - US$39,000,000 Facility Agreement dated [●] (the "Agreement")

1
We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2	We refer to Clause 28.6 (Procedure for assignment):

(a)
The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement, the other Finance Documents and in respect of the Transaction Security which correspond to that portion of the Existing Lender's Commitment and participations in the Loan under the Agreement as specified in the Schedule.

(b)
The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender's Commitments and participations in the Loan under the Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3	The proposed Transfer Date is [●].

4	On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.

5	The Facility Office and address, fax, number and attention details for notices of the New Lender for the purposes of Clause 36.2 (Addresses) are set out in the Schedule.

6	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 28.4 (Limitation of responsibility of Existing Lenders).

7
This Assignment Agreement acts as notice to the Facility Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 28.7 (Copy of Transfer Certificate or Assignment Agreement to Borrowers), to the Borrowers (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement.

8	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

9	This Assignment Agreement land any non-contractual obligations arising out of or in connection with it] [is/are] governed by English law.

10	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

Note: The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender's interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender's Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Commitment rights and obligations to be transferred by assignment, release and accession

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:[●]	By:[●]

This Assignment Agreement is accepted by the Facility Agent and the Transfer Date is confirmed as [●1.

Signature of this Assignment Agreement by the Facility Agent constitutes confirmation by the Facility Agent of receipt of notice of the assignment referred to herein, which notice the Facility Agent receives on behalf of each Finance Party.

[Facility Agent]

By:

SCHEDULE 6

FORM OF COMPLIANCE CERTIFICATE

To:         Deutsche Bank AG Filiale Deutschlandgeschaft as Facility Agent

From:	Star Bulk Carriers Corp.

Dated: [●]

Dear Sirs

Star Sirius LLC and Star Vega LLC — US$39,000,000 Facility Agreement dated [●] (the "Agreement")

1
We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2	We confirm that:

(a)	the Market Adjusted Leverage is [●] per cent.;

(b)	the Market Adjusted Net Worth is $[●];

(c)	the ratio of Minimum Interest Coverage Ratio is [●]:1; and

(d)	the number of Fleet Vessels are [●] the aggregate Liquid Funds available to the Group are $[●] in aggregate.

3	We confirm that no Default is continuing.

4	The required financial information as per clause [●] of the Agreement are attached hereto.

5	A valuation of each Mortgaged Ship not older than 10 days is attached hereto.

Signed:
Chief financial officer
of
STAR BULK CARRIERS CORP.

[insert applicable certification language]

for and on behalf of
[name of Auditors of the Parent Guarantor]

SCHEDULE 7

DETAILS OF THE SHIPS

Ship name	Name of the Borrower owner	Type	GRT	NRT	Approved Flag and port of registration	Approved Classification Society	Approved Classification	Approved Commercial Manager	Approved Technical Manager
"STAR SIRIUS"	Star Sirius LLC	Bulk Carrier	52,186	32,423	Marshall Islands	Nippon Kaiji Kyokai
NS* (CSR, Bulk Carrier-Type A, BC- Xil, GRAB 20, Performance Standard for Protective Coatings for Dedicated Seawater Ballast Tanks in All Types of Ships and Double-side Skin Spaces of Bulk Carriers)(ESP)(IWS) NINS*
(Strengthened for heavy cargo loading where hold nos. 2,4 & 6 may be empty)

								Star Bulk Management Inc.	Starbulk S.A.
"STAR VEGA"	Star Vega LLC	Bulk Carrier	52,186	32,423	Marshall Islands	Nippon Kaiji Kyokai
NS* (CSR, Bulk Carrier-Type A, BC- Xll, GRAB 20, Performance Standard for Protective Coatings for Dedicated Seawater Ballast Tanks in All Types of Ships and Double-side Skin Spaces of Bulk Carriers)(ESP)(IWS) MNS*
(Strengthened for heavy cargo loading where hold nos, 2,4 & 6 may be empty)

								Star Bulk Management Inc.	Starbulk S.A.

SCHEDULE 8

TIMETABLES

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)) or a Selection Notice (Clause 9.1 (Selection of Interest Periods))	Five Business Days before the intended Utilisation Date (Clause 5,1 (Delivery of a Utilisation Request)) or the expiry of the preceding Interest Period (Clause 9.1 (Selection of Interest Periods))

Facility Agent notifies the Lenders of the Advance in accordance with Clause 5.4 (Lenders' participation)	Three Business Days before the intended Utilisation Date.

LIBOR is fixed	Quotation Day as of 11:00 am London time

[Quotation Day as of 11:00 am Brussels time]

EXECUTION PAGES

BORROWERS	)

SIGNED by	)	/s/ Symeon Spyrou
Symeon Spyrou	)
duly authorized	)
for and on behalf of	)
STAR SIRIUS LLC	)
in the presence of:	)

Witness' signature:	)
Witness' name:	)
Witness' address:	)
CHRISTOFOROS BISMPIKOS SOLICITOR WATSON, FARLEY WILLIAMS 348 SYNGROU AVENUE 17674 KALLITHEA ATHENS - GREECE		/s/ CHRISTOFOROS BISMPIKOS

SIGNED by	)	/s/ Symeon Spyrou
Symeon Spyrou	)
duly authorized	)
for and on behalf of	)
STAR VEGA LLC	)
in the presence of:	)

Witness' signature:	)
Witness' name:	)
Witness' address:	)
CHRISTOFOROS BISMPIKOS SOLICITOR WATSON, FARLEY WILLIAMS 348 SYNGROU AVENUE 17674 KALLITHEA ATHENS - GREECE		/s/ CHRISTOFOROS BISMPIKOS

PARENT GUARANTOR	)

SIGNED by	)	/s/ Symeon Spyrou
Symeon Spyrou	)
duly authorized	)
for and on behalf of	)
STAR BULK CARRIERS CORP.	)
in the presence of:	)

Witness' signature:	)
Witness' name:	)
Witness' address:	)
CHRISTOFOROS BISMPIKOS SOLICITOR WATSON, FARLEY WILLIAMS 348 SYNGROU AVENUE 17674 KALLITHEA ATHENS - GREECE		/s/ CHRISTOFOROS BISMPIKOS

ORIGINAL LENDERS	)

SIGNED by	)
VASILIKI KANELLOPOULOU	)	/s/ VASILIKI KANELLOPOULOU
duly authorized	)
for and on behalf of	)
DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESHÄFT	)
in the presence of:	)

Witness' signature:	)
Witness' name:	)
Witness' address:	)
CHRISTOFOROS BISMPIKOS SOLICITOR WATSON, FARLEY WILLIAMS 348 SYNGROU AVENUE 17674 KALLITHEA ATHENS - GREECE		/s/ CHRISTOFOROS BISMPIKOS

ARRANGER	)

SIGNED by	)	/s/ VASILIKI KANELLOPOULOU
VASILIKI KANELLOPOULOU	)
duly authorized	)
for and on behalf of	)
DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESHÄFT	)
in the presence of:	)

Witness' signature:	)
Witness' name:	)
Witness' address:	)
CHRISTOFOROS BISMPIKOS SOLICITOR WATSON, FARLEY WILLIAMS 348 SYNGROU AVENUE 17674 KALLITHEA ATHENS - GREECE		/s/ CHRISTOFOROS BISMPIKOS

FACILITY AGENT	)

SIGNED by	)	/s/ VASILIKI KANELLOPOULOU
VASILIKI KANELLOPOULOU	)
duly authorized	)
for and on behalf of	)
DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESHÄFT	)
in the presence of:	)

Witness' signature:	)
Witness' name:	)
Witness' address:	)
CHRISTOFOROS BISMPIKOS SOLICITOR WATSON, FARLEY WILLIAMS 348 SYNGROU AVENUE 17674 KALLITHEA ATHENS - GREECE		/s/ CHRISTOFOROS BISMPIKOS

SECIROTU AGENT	)

SIGNED by	)	/s/ VASILIKI KANELLOPOULOU
VASILIKI KANELLOPOULOU	)
duly authorized	)
for and on behalf of	)
DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESHÄFT	)
in the presence of:	)

Witness' signature:	)
Witness' name:	)
Witness' address:	)
CHRISTOFOROS BISMPIKOS SOLICITOR WATSON, FARLEY WILLIAMS 348 SYNGROU AVENUE 17674 KALLITHEA ATHENS - GREECE		/s/ CHRISTOFOROS BISMPIKOS